AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


                                      among


                           ELECTROPHARMACOLOGY, INC.,
                             a Delaware corporation


                                  EPI SUB INC.,
                             a Delaware corporation


                                       and


                          HEALTHTECH DEVELOPMENT INC.,
                               a Texas corporation






                              Dated: June 10, 1998

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 10, 1998, by and between ELECTROPHARMACOLOGY, INC., a Delaware corporation ("EPi"), EPi Sub Inc., a Delaware corporation ("EPi Sub"), and HEALTHTECH DEVELOPMENT INC., a Texas corporation ("HTD").

                                    RECITALS

         A. EPi is a publicly held company that is in the process of divesting its medical device business and creating a biotechnology company that will, among other things, develop the use of an EPi core technology based on pulsed electromagnetic signals to augment drug delivery and to promote the growth or regeneration of soft tissue cells. EPi Sub is a newly organized, wholly-owned subsidiary of EPi.

         B. HTD is a privately held company that is engaged in the acquisition, development and commercialization of emerging biomedical technologies, including developing genetic tests and multigene information databases for chronic diseases such as cancer, heart diseases and obesity, and developing specialized molecular diagnostic tests and treatment methods based on cancer cell-associated molecules that are implicated in the metastasis of malignant cancers (the "HTD Business").

         C. The Boards of Directors of each of EPi and HTD deem it advisable and in the best interests of their respective corporations and stockholders that HTD merge with and into EPi Sub pursuant to the terms and conditions of this Agreement and applicable provisions of the laws of the State of Delaware.

         D. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a) of the Code.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   The Merger
                                   ----------

                  1.1 Merger of EPi Sub and HTD. EPi, EPi Sub and HTD each will effect the merger of HTD with and into EPi Sub (the "Merger") herein provided for, subject to the terms and conditions contained in this Agreement.

                  1.2 The Surviving Corporation; Name. At the Effective Time (as defined below) on the Effective Date (as defined below), HTD will be merged with and into EPi Sub. EPi Sub shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), which shall continue its corporate existence under the laws of the State of Delaware following consummation of the Merger. Following consummation of the Merger, the Surviving Corporation shall change its name to "HealthTech Inc." and EPi shall change its name to "Health Technologies, Inc." or such other names as may be mutually agreed upon by the parties.

                  1.3 Effective Time; Effective Date. The Merger will be effective at 12:01 a.m., local Florida time (the "Effective Time"), on the "Effective Date" which date shall be (i) the day following the date on which the related Certificate of Merger has been filed in accordance with the requirements of the laws of each of Delaware and Texas, or (ii) such later date as may be specified in such Certificate of Merger. Unless the parties otherwise agree in writing, the "Closing Date" shall be the same date as the Effective Date.

                  1.4 Approval of Merger. The parties hereto will take all necessary actions to file the Merger Documents (defined below) with, and obtain the approval for such filing by, the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas.

                                   ARTICLE II
                              Effects of the Merger
                              ---------------------

                  2.1 Corporate Existence. The corporate identity, existence, purposes, powers, franchises, rights, licenses, permits, authorities, privileges and immunities of EPi and EPi Sub will continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises, rights, licenses, permits, authorities, privileges and immunities of HTD will be merged with and into EPi Sub, which, as the Surviving Corporation, will be fully vested therewith. A Certificate of Merger will be filed in the State of Delaware and the State of Texas, as is prescribed to effect the Merger in the State of Delaware and the State of Texas, respectively (the "Merger Documents"). At the Effective Time on the Effective Date, the separate existence and corporate organization of HTD shall cease.

                  2.2 Certificate of Incorporation and By-laws. Subject to the terms and conditions of this Agreement, at the Effective Time on the Effective Date, the current Certificate of Incorporation of EPi Sub will read in full as set forth in the Certificate of Incorporation of the Surviving Corporation attached as Exhibit A hereto and the current By-laws of EPi Sub will read in full as set forth in the By-laws of the Surviving Corporation attached as Exhibit B hereto.

                  2.3 Directors and Officers. At the Effective Time of the Merger, the directors and officers of EPi shall be as follows, each to hold office until his or her successor is elected and qualified or until his earlier resignation or removal:

         Directors:
         ----------

         Arup Sen, Chairman
         David Saloff
         Murray Feldman
         Richard K. Kneipper
         Bernard V. Carrico, Jr.

         Officers:
         ---------

         Arup Sen, Chairman of the Board, President and Chief Executive Officer Dr. James Kaput, Chief Scientific Officer - Gene QuEST
         Dr. Sheldon Schuster, Chief Scientific Officer - MetastaTX
         David Saloff, Vice President - Sales and Marketing

If on the Effective Date of the Merger a vacancy exists on the Board of Directors or in any of the offices of EPi as the same are specified above, such vacancy shall be filled as follows:

                  (a) if Arup Sen, David Saloff or Murray Feldman shall be unable to serve, such vacancy shall be filled by the Board of Directors of EPi; and

                  (b) if Richard K. Kneipper or Bernard V. Carrico, Jr. shall be unable to serve, such vacancy shall be filled by the Board of Directors of HTD.

                  2.4 Assets and Liabilities. Upon the Effective Date, all rights, privileges, powers, licenses, permits, authorities, franchises and interests of each of EPi Sub and HTD, both of a public and private nature, all of its or their property, real, personal and mixed, all debts due on whatever accounts and property of every description and every interest therein belonging to each of EPi Sub and HTD or due to each of EPi Sub and HTD will thereafter be deemed to be the rights, privileges, powers, licenses, permits, authorities, franchises and interests of, and will be vested in, the Surviving Corporation without further act or deed as effectively as they were theretofore vested in EPi Sub or HTD as the applicable case may be; title to any real estate, or any interest therein, vested in each of EPi Sub and HTD by deed or otherwise, will not revert or in any way be impaired by reason of the Merger, all of the rights of creditors of each of EPi Sub and HTD will be preserved unimpaired by the Merger, and all liens upon the property of each of EPi Sub and HTD will be preserved and unimpaired by the Merger, limited to the property affected by such liens immediately prior to the Effective Date; and all debts, liabilities and duties of each of EPi Sub and HTD will attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any existing claim, action or proceeding pending by or against EPi Sub or HTD may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Nothing herein is intended to or will extend or enlarge the lien of any indenture, agreement or other instrument executed or assumed by either EPi Sub or HTD.

                  2.5 Service of Process. From and after the Effective Date, the Surviving Corporation may be served with process in the State of Delaware and The Prentice-Hall Corporation System, Inc. will be the designated agent for service of process in any proceeding for enforcement of any obligation of HTD, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including, without limitation, any suit or any other proceeding to enforce the rights, if any, of a dissenting stockholder as determined in an appraisal proceeding as allowed by law and pursuant to the provisions of Section 3.1(d) of this Agreement.

                  2.6 Accounting Records. Upon the Effective Date, the assets, liabilities, reserves and accounts of each of EPi Sub and HTD will be taken up on the books of the Surviving Corporation at the amounts at which they respectively were carried on the books of EPi Sub and HTD, subject to such adjustments as may be appropriate in giving effect to the Merger.

                                   ARTICLE III
                            Conversion of Securities
                            ------------------------

                  3.1      Conversion of HTD Common Stock.

                           (a) Conversion of HTD Common Stock. At the Effective
Time, the shares of common stock, par value $0.01 per share, of HTD ("HTD Common Stock") issued and outstanding immediately prior to the Effective Time (exclusive of treasury shares, if any, which shall be canceled, and any shares as to which statutory dissenters' rights are properly sought) shall be converted, by virtue of the Merger and without further action on the part of the holders thereof, into an aggregate number of shares of common stock, $.01 par value, of EPi ("EPi Common Stock") such that the number of shares of EPi Common Stock issued to the holders of HTD Common Stock represents fifty percent (50%) of the aggregate number of shares of EPi Common Stock issued and outstanding immediately after the Effective Time of the Merger, subject to the qualifications set forth in this Article III (the "Conversion Ratio"). In accordance with the foregoing, each outstanding share of HTD Common Stock shall be converted into the right to receive the number of shares of EPi Common Stock determined by dividing the aggregate number of new shares of EPi Common Stock to be issued to holders of HTD Common Stock by the number of issued and outstanding shares of HTD Common Stock (exclusive of treasury shares, if any, which shall be canceled) immediately prior to the Effective Time (the "Conversion Formula").

         For example, if immediately prior to the Effective Time there are 4,132,493 shares of EPi Common Stock issued and outstanding, an aggregate 4,132,493 newly issued shares of EPi Common Stock will be issued to the holders of HTD Common Stock; and if there are 863,830 shares of HTD Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of treasury shares, if any, which shall be canceled), each share of HTD Common Stock will be converted into 4.7839 shares of EPi Common Stock (4,132,493 / 863,830 = 4.7839).

         The following shall not be deemed to exist for purposes of the calculation of such Conversion Ratio and Conversion Formula:

         (i) any and all shares of EPi Common Stock issued in the private placement described in Section 6.3 below;

         (ii) [Intentionally Omitted];

         (iii) any and all shares of EPi Common Stock issued pursuant to the redemption and exchanges described in Section 3.5 below; and

         (iv) any and all shares of EPi Common Stock that are issuable upon the exercise of currently outstanding warrants to purchase an aggregate of 322,686 shares of EPi Common Stock and stock options to purchase an aggregate of 980,497 shares of EPi Common Stock.

         Each outstanding certificate evidencing HTD Common Stock not surrendered on the Effective Date to the Surviving Corporation, which prior to the Effective Date represented shares of HTD Common Stock, will as of the Effective Date be deemed for all purposes to be canceled and no longer represent shares of HTD, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the shares of HTD Common Stock will be converted pursuant to this Section 3.1(a) on the terms and conditions set forth in Section 3.1(c).

                           (b) No Conversion of HTD Common Stock Options. All
options to purchase HTD Common Stock expired prior to the date of this Agreement and thus the holders of such options shall have no rights whatsoever pursuant to the Agreement or the Merger.

                           (c) Unsurrendered HTD Certificates. Shares of HTD
Common Stock not surrendered upon the Effective Date are hereinafter referred to as the "Unsurrendered Certificates." No interest will be paid, and no dividend or other distribution, if any, payable to the holders of shares of EPi Common Stock will be paid, to the holders of Unsurrendered Certificates; provided, however, that upon surrender and exchange of such Unsurrendered Certificates there will be paid to the record holders of the stock certificate or certificates issued in exchange for the Unsurrendered Certificates the amount, without interest thereon, of dividends and other distributions, if any, which theretofore but subsequent to the Effective Date have been declared and become payable with respect to the number of whole shares of EPi Common Stock into which the Unsurrendered Certificates will be converted.

                           (d) HTD Dissenters' Rights. Each outstanding share of
HTD Common Stock held by a person who has demanded and perfected a right to relief as a dissenting stockholder under Section 5.12 of the Texas Business Corporation Act (the "Dissenters' Rights Law") and who has not effectively withdrawn or lost such right ("Dissenting Shares") shall not be converted into or represent a right to receive shares of EPi Common Stock pursuant to Section 3.1(a), but the holder thereof shall be entitled only to such rights as are granted by the Dissenters' Rights Law. Each holder of Dissenting Shares who becomes entitled to relief as a dissenting stockholder under the Dissenters' Rights Law with respect to such holder's shares of HTD Common Stock shall receive payment therefor from the Surviving Corporation in accordance with the provisions of the Dissenters' Rights Law. If any holder of HTD Common Stock who demands relief as a dissenting stockholder under the Dissenters' Rights Law with respect to such holder's shares of HTD Common Stock shall effectively withdraw or lose (through failure to perfect or otherwise) the right to such relief, each share of HTD Common Stock held by such holder shall automatically be converted into the right to receive shares of EPi Common Stock pursuant to Section 3.1(a).

                  3.2 Fractional Shares. No fractional shares of EPi Common Stock or any scrip will be distributed upon the conversion of HTD Common Stock into EPi Common Stock, but, in lieu thereof, all such fractional interests, if any, will be converted into the nearest whole share (half shares being rounded down) of EPi Common Stock.

                  3.3 Certificates for EPi Common Stock; Legend. Subject to the other terms and conditions contained in this Agreement, on the Effective Date or as soon thereafter as practicable, but in no event more than 30 days after the effective tender of certificates evidencing the HTD Common Stock for exchange into EPi Common Stock pursuant to transmittal letters delivered by the Surviving Corporation pursuant to Section 9.2, each of the stockholders of HTD will receive a stock certificate evidencing the appropriate number of shares of EPi Common Stock. The EPi Common Stock to be issued pursuant to Section 3.1 hereof will not be registered under the Securities Act of 1933, as amended ("1933 Act"), but will be subsequently registered pursuant to a registration statement filed pursuant to Section 4.2(a) hereof. All certificates representing EPi Common Stock to be issued pursuant to Section 3.1 hereof will bear the following legend (and stop transfer orders will be placed against the transfer, hypothecation or other disposition thereof with EPi's transfer agent), along with such other legends as EPi deems reasonably appropriate:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED

                  OR THE SECURITIES LAWS OR ANY STATE OR OTHER JURISDICTION. WITHOUT SUCH REGISTRATION, NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSFER DOES NOT REQUIRE SUCH REGISTRATION.

                  3.4 Effect on EPi's Capital. At the Effective Time, each share of EPi Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be converted, exchanged or altered in any manner as a result of the Merger.

                  3.5 Redemption and Conversion of EPi Preferred Stock and Certain EPi Warrants.

                  (a) EPi Preferred Stock and EPi Warrants Held by Norton Herrick. As of the Effective Time of the Merger, (i) the shares of EPi preferred stock, par value $0.01 per share, of EPi ("EPi Preferred Stock"), issued and outstanding, and (ii) any and all of warrants to purchase shares of EPi Common Stock issued to Norton Herrick and outstanding as of the date hereof (the "Herrick EPi Warrants"), shall be automatically converted without further action on the part of the holders thereof into an aggregate of 1,575,000 shares of EPi Common Stock. Each outstanding certificate evidencing EPi Preferred Stock and the Herrick EPi Warrants not surrendered on the effective date of the Merger will as of the Effective Time of the Merger be deemed for all purposes to be canceled and no longer represent shares of EPi Preferred Stock or warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the shares of EPi Preferred Stock and the Herrick EPi Warrants will be converted pursuant to this
Section 3.5(a).

                  (b) Certain Other EPi Warrants. As of the Effective Time of the Merger, the warrants to purchase shares of EPi Common Stock identified on
Schedule 3.5(b) hereto (the "Other EPi Warrants"), shall be automatically converted without further action on the part of the holders thereof into an aggregate of 297,000 shares of EPi Common Stock in the respective aggregate amounts indicated on Schedule 3.5(b) hereto. Each outstanding certificate evidencing Other EPi Warrants not surrendered on the effective date of the Merger will as of the Effective Time of the Merger be deemed for all purposes to be canceled and no longer represent warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the Other EPi Warrants will be converted pursuant to this Section 3.5(b) and as indicated on Schedule 3.5(b) hereto.

                  (c) Additional EPi Common Stock to Holders of HTD Common Stock. In respect of the redemption and exchange of the EPi Preferred Stock, the Herrick EPi Warrants, and the Other EPi Warrants for an aggregate 1,872,000 shares of EPi Common Stock pursuant to Section 3.5(a) and (b) above, the holders of HTD Common Stock immediately prior to the Effective Time of the Merger shall receive in the Merger, pro rata to their holdings of HTD Common Stock immediately prior to the Effective Time of the Merger, an aggregate of 1,872,000 additional shares of EPi Common Stock. No such adjustment shall be made with respect to an aggregate of 1,303,183 shares of EPi Common Stock that are issuable upon the exercise of currently outstanding warrants to purchase an aggregate of 322,686 shares of EPi Common Stock and stock options to purchase an aggregate of 980,497 shares of EPi Common Stock.

                  3.6 Contingent Issuance of Additional EPi Common Stock. In addition to other considerations set forth in this Article III, the holders of HTD Common Stock immediately prior to the Effective Time of the Merger shall receive, pro rata to their holdings of HTD Common Stock immediately prior to the Effective Time of the Merger, the following additional shares of EPi Common Stock upon the occurrences set forth below:

         (i) If both (i) the net revenues (gross revenues from sales to persons and entities not affiliates of HTD or its shareholders or their affiliates minus returns) for the 10th, 11th and 12th calendar months commencing after the Effective Date exceeds one of the thresholds set forth below and (ii) the net pretax profit from such net revenues exceeds one of the thresholds set forth below (net revenues and pretax profit being determined in accordance with generally accepted accounting principles), the holders of HTD Common Stock immediately prior to the Effective Date shall be issued the number of additional shares of EPi Common Stock set forth below for the highest minimum net revenues threshold met:

                    Minimum          Minimum Net       Number of Additional
                  Net Revenues      Pretax Profit   Shares of EPi Common Stock
                  ------------      -------------   --------------------------

                     $187,500      None Required           250,000
                     $250,000      None Required           250,000
                     $250,000           5%                 500,000
                     $312,500      None Required           250,000
                     $312,500           5%                 750,000
                     $375,000      None Required           250,000
                     $375,000           5%               1,000,000

                  provided, however, that the number of additional shares of EPi Common Stock shall be reduced to a number obtained by multiplying the applicable number of additional shares of EPi Common Stock set forth above by a factor equal to the price of EPi Common Stock at the time when such thresholds are achieved divided into the price of EPi Common Stock on the Effective Date, provided further that such reduction in the number of shares of EPi Common Stock to be issued will occur if and only if EPi Common Stock price is at or above $1.00 per share at the time when the additional shares of EPi Common Stock are due to be issued;

         (ii) 250,000 shares of EPi Common Stock upon the execution of a license agreement by EPi (which license agreement shall require the approval of the Board of Directors of

                  EPi) for compounds developed by Monsanto Chemical Corporation pursuant to a collaboration with Dr. Sheldon Schuster, if such license agreement is executed within twelve months from the Effective Date; and

         (iii) 400,000 shares of EPi Common Stock for a Phase II SBIR grant from the U.S. Government for the HTD project currently funded by a Phase I SBIR grant, provided that such Phase II grant is awarded on or before December 31, 1999.

                                   ARTICLE IV
                              Stockholder Approval
                              --------------------

                  4.1 Vote by Stockholders. To the extent required by applicable law, HTD will submit this Agreement to its stockholders for adoption at a meeting called and held on such date as is fixed by its Board of Directors or by a written consent of stockholders in lieu of such meeting, as soon as reasonably practicable. Except as may be otherwise required in order to fulfill its fiduciary obligations, the Board of Directors of HTD will recommend to its stockholders that they vote in favor of the adoption of the Merger Agreement and approval of the Merger.

                  4.2      Registration Statement.

                           (a) Preparation. As soon as reasonably practicable
after the Closing Date, EPi will prepare and file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S- 1 or such other applicable form as EPi shall select upon the advice of counsel ("Registration Statement"), with respect to the resale of the EPi Common Stock to be issued in connection with the Merger, and will use its reasonable efforts to cause the Registration Statement to become effective. EPi will also take such actions as are reasonably required to be taken to register or qualify for exemption such EPi Common Stock under the securities laws of the states where registration or an exemption from registration may be required.

                           (b) Amendments. EPi agrees to take such actions as
are reasonably required to be taken to make such amendments or supplements to the Registration Statement as are required to be done in order to comply with applicable legal requirement under the 1933 Act for a period of one year after the Closing Date in order to allow for resales from time to time of the EPi Common Stock received in connection with the Merger.

                                    ARTICLE V
                         Representations and Warranties
                         ------------------------------

                  5.1 General. The parties make the representations and warranties to each other which are set forth in this Article V. No specific representation or warranty will limit the generality or applicability of a more general representation or warranty. Except as otherwise indicated, representations and warranties of the parties are initially made as of the date hereof and will be true and correct as of the Effective Date.


                  5.2 Representations and Warranties of EPi. To induce HTD to enter into this Agreement and to perform its obligations hereunder, and with full knowledge that HTD will rely thereon, EPi and EPi Sub each represent and warrant the truth, accuracy, and completeness of the following, subject only to the exceptions expressly and specifically set forth in the schedules designated in this Section 5.2 and attached hereto (collectively, the "EPi Disclosure Schedules") and the consummation of the EPi medical device business sale (the "EPi Device Sale") referred to in Section 5.2(ee) hereof:


                           (a) Organization. Each of EPi and EPi Sub is a
corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

                           (b) Power and Authority. Each of EPi and EPi Sub has
full corporate power and authority to execute and deliver this Agreement and the other agreements referenced herein to which it is a party excluding the agreements related to the EPi Device Sale and EPi's proposed transaction with Gemini Inc. (such agreements, with such exclusion, are herein collectively referred to as the "EPi Related Agreements"); and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery by EPi and EPi Sub of this Agreement and the EPI Related Agreements and the consummation of the Merger and the other transactions contemplated hereby and thereby, have been duly and validly authorized and approved by their respective Boards of Directors, and no corporate actions on the part of EPi or EPi Sub are required to authorize the execution and delivery of this Agreement and the EPi Related Agreements, or the consummation of the Merger or the other transactions contemplated hereby and thereby.

                           (c) Enforceability. This Agreement and each of the
EPi Related Agreements have been or will be duly executed and delivered by EPi and/or EPi Sub, as applicable, and constitute or will constitute legal, valid and binding obligations of EPi, enforceable against EPi in accordance with their respective terms.

                           (d) EPi Common Stock. The EPi Common Stock to be
issued pursuant to Section 3.1 hereof, when issued pursuant to Section 3.1 hereof, will be duly authorized, validly issued, fully paid and non-assessable.

                           (e) Conflicts; Consents. Except as disclosed in
Schedule 5.2(e), neither the execution and delivery by EPi and EPi Sub of this Agreement or any of the EPi Related Agreements referenced herein to which either is a party, nor the consummation of the transactions contemplated hereby or thereby, nor the issuance and delivery of the EPi Common Stock to be issued pursuant to Section 3.1 hereof, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both) (i) the Certificate of Incorporation or the By-laws, and any amendment thereto, of EPi or EPi Sub; (ii) any license, instrument, contract or agreement to which EPi and EPi Sub is a party or by which EPi, EPi Sub or any of its respective assets are bound; or (iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to EPi, EPi Sub or any of its respective assets. Neither the execution and delivery by EPi and EPi Sub of this Agreement or any of the EPi Related Agreements, nor the consummation of the transactions contemplated hereby or thereby, will require any consent, permit, license or approval of (other than as provided in Section 4.1), or any filing with, any governmental or private entity, body, or other person, firm or other entity, except for (A) the filing of the Merger Documents with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas; and (B) the eligibility of EPi Common Stock for quotation on the Nasdaq Small Cap Market.

                           (f) Capital Stock. EPi has authorized capital stock
consisting of 40,000,000 shares, of which 30,000,000 shares are common stock, par value $.01 per share, of which 4,132,493 shares were issued and outstanding as of April 13, 1998, and 10,000,00 shares are preferred stock, par value $.01 per share, of which 242,950 shares were issued and outstanding as of April 13, 1998. Each outstanding share of EPi Common Stock has been validly authorized and issued, is fully paid and nonassessable and is free of preemptive rights of every nature and type. Except for the securities described on Schedule 5.2(f), there are no other authorized or outstanding securities of EPi of any class, kind or character whatsoever. EPi Sub has authorized capital stock consisting of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are, or will be prior to the Closing Date, issued and outstanding and owned by EPi. Each outstanding share of EPi Sub has been or will be validly authorized and issued, is fully or will be fully paid and nonassessable and is or will be free of preemptive rights of every nature and type. Except for the securities described on Schedule 5.2(f), there are or will be no other authorized or outstanding securities of EPi Sub of any class, kind or character whatsoever.

                           (g) Qualification. Each of EPi and EPi Sub has
qualified as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification (all of such jurisdictions are referred to herein collectively as the "EPi Foreign Jurisdictions") or if not so qualified, the failure to be so qualified will not result in a material adverse effect on its financial condition, business, operations or prospects. Schedule 5.3(g) hereto contains a list of the EPi Foreign Jurisdictions and a list of all addresses at which EPi and EPi Sub conducts business or owns or holds assets.

                           (h) Assets.

                                     (i) EPi has good and marketable title to
and rightful possession of all of the assets reflected in the EPi 1997 Balance Sheet and to all of the assets acquired since the date of the EPi 1997 Balance Sheet (other than those assets disposed of after the date of the EPi 1997 Balance Sheet only in the ordinary course of business and not in violation of this Agreement or in connection with the EPi Device Sale), free and clear of any and all mortgages, liens, pledges, privileges, claims, rights, charges, encumbrances and security interests of whatsoever type or nature, except: (A) liens for current taxes not yet delinquent; and (B) liens and liabilities disclosed in Schedule 5.2(h) hereto; and such assets are the only assets, properties, rights and interests used by EPi in connection with its business prior to the Effective Time (other than its business related to the EPi Device
Sale), and such assets constitute all of the assets, properties, rights and interests necessary to conduct EPi's business in substantially the same manner as conducted by EPi prior to the Effective Time (other than its business related to the EPi Device Sale). EPi Sub is newly organized, does not own assets or have any liabilities and has not conducted any business or operations.

                                     (ii) The furniture, fixtures and equipment
of EPi reflected in the EPi 1997 Balance Sheet and items of furniture, fixtures and equipment acquired since the date of the EPi 1997 Balance Sheet to the Effective Date are in good working condition.

                           (i) Bank Accounts. Schedule 5.2(i) hereto sets forth
the name and location of each bank in which EPi has an account, lock box or safe deposit box, the number of each such account or box, a description of the contents of each box, the names of all signatories to any account or box and the persons authorized to draw thereon or have access thereto. No power of attorney exists from EPi except as set forth on Schedule 5.2(i).

                           (j) Ability to Conduct Business. The assets reflected
in the EPi 1997 Balance Sheet and those acquired since the date thereof to the Effective Date constitute all of the assets and properties of EPi, and constitute all of the assets and properties that are necessary to permit EPi to continue to conduct EPi's business after the Effective Date in the manner in which its business is presently being conducted by EPi, subject to changes in such business pursuant to the EPi Device Sale.

                           (k) Real Property; Leases. A true, complete and
correct list of all real property of every kind, and all interests in real property, which is owned, leased, occupied or used by EPi is disclosed in
Schedule 5.2(k) hereto.

                           (l) Contracts. Disclosed in Schedule 5.2(l) hereto is
a true, complete and correct list of every (written or oral): (i) union, collective bargaining or similar agreement, together with all amendments thereto or interpretations thereof, such as arbitration decisions and the like; (ii) profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare (including, without limitation, retiree welfare benefit) or incentive plan or agreement maintained or sponsored by EPi or EPi Sub, or to which EPi or EPi Sub contributes; (iii) plan of EPi or EPi Sub providing for "fringe benefits" to its employees or former employees, including, but not limited to, vacation, sick leave, severance pay, medical, hospitalization, life insurance and other plans, or related benefits; (iv) employment agreement that is not terminable at will and without penalty on thirty (30) days or less prior written notice or that provides for payments upon or after termination; (v) agency, sales, brokerage, wholesaling, franchise, distributorship or similar agreement or contract; (vi) loan agreement or letter of credit; (vii) personal property lease; (viii) security or pledge agreement; (ix) mortgage or deed of trust; (x) purchase commitment to, or contract or agreement with, any supplier; (xi) contract or agreement relating to research and development; (xii) license, authority or permit granted by EPi or EPi Sub to any person or entity; (xiii) contract or agreement to which EPi or EPi Sub is a party or by which EPi or EPi Sub or any of its assets is bound, which reasonably may be expected to involve future obligations or benefits in excess of $15,000 in any one calendar year; (xiv) contract or agreement to which EPi or EPi Sub is a party or by which EPi or EPi Sub or any of its assets is bound, which is either individually or collectively material to the financial condition, assets, business or future prospects of EPi or EPi Sub; and (xv) contract or agreement to which EPi or EPi Sub is a party, or by which EPi or EPi Sub or any of its assets is bound, regarding or pertaining to the manufacture or supply of any products or services to any customer of EPi or EPi Sub, whether an individual, corporation or other business entity. All of the foregoing are referred to in this Agreement individually as "EPi Contract" and collectively as the "EPi Contracts." Except where the lack of effectiveness or enforceability would not result in a material adverse effect on the financial condition or results of operations of EPi or EPi Sub, each of the EPi Contracts is in full force and effect and enforceable in accordance with its respective terms and conditions, and will continue as such following the Effective Date and the other transactions contemplated in this Agreement. Except where such default, termination or waiver would not result in a material adverse effect on the financial condition or results of operations of EPi or EPi Sub: (1) there is not existing any default, or event or condition which, with or without the giving of notice or the passage of time, or both, would constitute an event of default, by EPi or EPi Sub or any other party thereto under any of the EPi Contracts; (2) no party to any of the EPi Contracts has a legal obligation (statutory or contractual) to renegotiate the EPi Contract; (3) no party to any of the EPi Contracts has given any notice of default or termination, nor does EPi have any reason to believe that such notice will be given; and (4) neither EPi nor EPi Sub has waived any material right under or with respect to any of the EPi Contracts. EPi and EPi Sub do not believe, nor has any reason to believe, that there is a likelihood that any of the customers of or suppliers to EPi or EPi Sub will terminate its or their business relationship with EPi or EPi Sub for any reason whatsoever, including, without limitation, by reason of the Merger and/or any change in ownership of EPi. Except as provided in this Agreement or specifically disclosed on Schedule 5.2(l) hereto, there is not pending or contemplated any transactions between EPi and any of its stockholders, or between EPi and any of the Stockholder Affiliates, or between EPi and EPi Sub.

                           (m) Insurance. Schedule 5.2(m) hereto contains a
description (identifying insurer, coverage, premiums, named insured, deductibles and expiration date) of all policies of fire, liability and other forms of insurance that currently are, or at any time within the past two years have been, maintained in force by or for the account of EPi with respect to its business and assets (such policies are hereinafter referred to as the "EPi Policies"). EPi has been continuously, and is presently, insured by insurers unaffiliated with EPi with respect to its property and the conduct of its business in such amounts and against such risks as are adequate to protect its businesses and assets, including, without limitation, liability insurance. Except as disclosed in Schedule 5.2(m), the insurance coverage provided by the EPi Policies presently in force will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated hereby. At no time subsequent to January 1, 1995 has EPi been denied insurance or indemnity bond coverage. At no time subsequent to January 1, 1995 has any insurance carrier canceled or reduced any insurance coverage for EPi or given any notice or other indication of its intention to cancel or reduce any such coverage.

                           (n) Intellectual Property. To the knowledge and
belief of EPi, EPi owns or holds all of the rights to use all trademarks, trade names, fictitious names, service marks, patents and copyrights that are necessary for the conduct of its business. Disclosed in Schedule 5.2(n) hereto is a true, complete and correct list of all registered trademarks, registered service marks, patents, registered copyrights and all registrations or applications with respect thereto, and all licenses or rights under the same which are presently or which have been, during the past two years, owned or used by EPi (collectively, the "EPi Intellectual Property"). To the knowledge and belief of EPi, none of the matters covered by the EPi Intellectual Property nor any of the processes used, the products made or sold, or the business practices followed by EPi, infringes or has infringed upon any trademark, trade name, fictitious name, service mark, patent or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Except as disclosed in Schedule 5.2(n) hereto, EPi is not obligated to pay any royalty or other payment with respect to any EPI Intellectual Property. To the knowledge and belief of EPi after due inquiry, no person or entity is producing, providing, selling or using products or services which would constitute an infringement of any of the EPi Intellectual Property.

                           (o) Licenses and Permits. Schedule 5.2(o) hereto
contains a true, correct and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations (collectively "EPi Licenses") applied for, issued to, or owned, held or used by EPi. EPi has all EPi Licenses necessary for the conduct of its business and the ownership and use of its assets, properties, the premises occupied by it and the conduct of its business plans as presently contemplated, except where the failure to have any such EPi Licenses would not result in a material adverse effect on the financial condition or results of operations of EPi.

                           (p) Taxes. Except as disclosed on Schedule 5.2(p),
all federal, state, county, local, foreign, and other taxes, including, without limitation, income, excise, payroll, sales, use, unemployment, social security, occupation, franchise, property, and other taxes, duties or charges (collectively, "Taxes") levied, assessed, or imposed upon EPi or its business, assets or properties have been duly and fully paid or have been adequately provided for on the EPi Financial Statements. In addition, all filings, returns and reports with respect to Taxes required by any foreign or domestic law or regulation to be filed by EPi on or prior to the date hereof have been duly and timely filed. There are no agreements, waivers or other arrangements (oral or written) providing for extensions of time with respect to the assessment or collection of unpaid Taxes, nor are there any actions, suits, proceedings, inquiries, investigations or claims of any nature or kind whatsoever now pending, or to the knowledge and belief of EPi after due inquiry threatened, against EPi with respect to any such returns or reports, or any such Taxes, or any matters under discussion with any federal, state, county, local or other authority relating to Taxes.

                           (q) Labor Disputes; Unfair Labor Practices. Except as
disclosed in Schedule 5.2(q) hereto, there is no pending or, to the knowledge and belief of EPi after due inquiry, threatened labor dispute, grievance, strike or work stoppage involving any of the employees of EPi which affects or which may affect the financial condition or results of operations, assets or prospects of EPi. There is no pending or, to the knowledge and belief of EPi after due inquiry, threatened charge or complaint against or involving EPi or any of its officers or employees by the National Labor Relations Board, the Occupational Health and Safety Administration, the Department of Labor, or any similar federal, state or local board or agency, or any representative thereof. There are no unfair employment or labor practice charges or complaints presently pending or, to the knowledge and belief of EPi after due inquiry, threatened by or on behalf of any employee of EPi.

                           (r) Financial Statements of EPi. EPi has previously
delivered to HTD true, complete and correct copies of the following financial statements of EPi (the "EPi Financial Statements"): (i) audited balance sheet as of December 31, 1996 and related notes thereto (the "EPi 1996 Balance Sheet");
(ii) audited statement of operations for the two years ended December 31, 1996 and 1995, and related notes thereto (the "EPi 1996 P&L"); (iii) audited balance sheet as of December 31, 1997 (the "EPi 1997 Balance Sheet"); and (iv) audited statement of operations for the two years ended December 31, 1997 and 1996, and related notes thereto (the "EPi 1997 P&L"). The EPi Financial Statements have been prepared from the books and records of EPi in accordance with generally accepted accounting principles, applied on a basis consistent with prior periods. Each of the EPi 1997 Balance Sheet and EPi 1996 Balance Sheet fairly presents the financial condition of EPi as of the respective dates thereof. Each of the EPi 1997 P&L and EPi 1996 P&L fairly presents the results of the operations of EPi for the respective periods then ended. The EPi Financial Statements are attached as Schedule 5.2 (r) hereto. Prior to the Closing Date EPi will deliver to HTD true, complete and correct copies of unaudited financial statements of EPi Sub.

                           (s) Books and Records. The books and records of EPi
and EPi Sub with respect to its assets, businesses, operations, properties and prospects have been maintained in accordance with generally accepted accounting principles and in the usual, regular and ordinary manner, and all entries with respect thereto have been made and all transactions have been properly accounted for. All applicable corporate and other laws relating to the maintenance of such books and records have been complied with by EPi and EPi Sub, except where the failure to comply with such laws would not result in a material adverse effect on the financial condition or results of operations of EPi and EPi Sub.

                           (t) Liabilities. Except as either fully disclosed in
Schedule 5.2(t) hereto, or fully and properly reflected on or reserved for in the EPi 1997 Balance Sheet or incurred by EPi after the date of the EPi 1997 Balance Sheet only in the ordinary course of business, and not in violation of this Agreement, none of which are either individually or collectively material, and none of which would require accrual or disclosure under generally accepted accounting principles, neither EPi nor EPi Sub has any: (i) debts, liabilities or obligations of a nature required to be reflected or disclosed in financial statements prepared in accordance with generally accepted accounting principles; or (ii) other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before December 31, 1997. Except as disclosed on Scheduled 5.2(t) hereto, since December 31, 1997, neither EPi nor EPi Sub has incurred any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than debts, liabilities and obligations incurred in the ordinary course of business of EPi or EPi Sub, none of which are either individually or collectively material or incurred in violation of this Agreement and none of which would require accrual or disclosure under generally accepted accounting principles. Schedule 5.2(t) hereto contains a true, complete and correct list of all contracts and agreements pursuant to which EPi or EPi Sub has guaranteed or indemnified any debt, liability and obligation of any other person or entity, including, without limitation, the stockholders of EPi or EPi Sub (including, without limitation, the execution of any document obligating EPi with respect to any performance or other bond), or pursuant to which EPi or EPi Sub has pledged or otherwise encumbered any of its assets (including, without limitation, any document obligating EPi or EPi Sub with respect to any performance or other bond). Except as disclosed in Schedule 5.2(t) hereto, neither EPi nor EPi Sub is indebted to any of its stockholders, nor are any of its stockholders indebted to EPi, in any amount for any purpose.


                           (u) Subsequent Events. Except as set forth on
Schedule 5.2(u) hereto or to be taken in connection with the EPi Device Sale, since December 31, 1997 neither EPi nor EPi Sub has :

                                     (i) created or suffered to exist any
material liens or encumbrances with respect to any of its assets which have not been discharged, other than liens for nondelinquent taxes;

                                     (ii) sold or transferred any of its assets
or property (including, without limitation, sales and transfers to any of its stockholders), other than the sale of inventories of products of EPi sold in the ordinary course of the business of EPi;

                                     (iii) suffered any material loss, or
material interruption in use, of any of its assets or properties (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                                     (iv) suffered any material and adverse
change in its business, business activities, business prospects or financial condition, including the existence or threat of any labor dispute, or any material adverse change in, or loss of, any material relationship between EPi and any of its customers, suppliers or key employees;

                                     (v) written off any equipment as unusable
or obsolete or for any other reason;

                                     (vi) waived any material rights;

                                     (vii) paid any stockholder of EPi or EPi
Sub or any Stockholder Affiliate, except for wages paid to stockholders of EPi who are also employees of EPi, or been charged by any stockholder of EPi or any Stockholder Affiliate for goods sold or services rendered, or paid any stockholder of EPi or any Stockholder Affiliate or been charged by any stockholder of EPi or any Stockholder Affiliate for corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses;

                                     (viii) paid, declared or set aside any
dividends or other distributions on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class;

                                     (ix) incurred or committed to incur any
individual capital expendi tures in excess of $10,000 or in the aggregate in excess of $25,000;

                                     (x) incurred any indebtedness for borrowed
money;

                                     (xi) paid any compensation or bonus to any
stockholder except in the ordinary course of business or increased the compensation payable to any employee except in the ordinary course of business;

                                     (xii) except for fees paid to or incurred
with EPI's accountants and attorneys, paid or incurred any management, consulting or other professional fees;

                                     (xiii) hired any employee for an annual
salary in excess of $35,000 other than employees identified on Schedule 5.2(u) hereto;

                                     (xiv) made any change in its Certificate of
Incorporation or By-laws;

                                     (xv) merged or consolidated or agreed to
merge or consolidate with or into any corporation or other entity, other than the Merger; and

                                     (xvi) without limitation by the enumeration
of any of the foregoing, entered into any material transaction other than in the usual and ordinary course of business (the foregoing representation and warranty will not be deemed to be breached by virtue of the entry by EPi and EPi Sub into this Agreement or EPi and EPi Sub consummating the Merger or the other transactions contemplated hereby).

                           (v) ERISA.

                                     (i) Except as disclosed in Schedule 5.2(v)
hereto, neither EPi nor EPi Sub does maintain, administer or contribute to, and did not at any time during the past three years, maintain, administer or contribute to, any (A) employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) (the employee pension benefit plans disclosed in Schedule 5.2(v) hereto are hereinafter referred to as the "EPi Pension Plans"); (B) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) (the employee welfare benefit plans disclosed in Schedule 5.2(v) hereto are hereinafter referred to as the "EPi Welfare Plans"); or (C) bonus, deferred compensation, stock purchase, stock option, severance plan, insurance or similar arrangement (the plans, insurance or similar arrangements so disclosed in Schedule 5.2(v) hereto are hereinafter referred to as the "EPi Employee Benefit Plans").

                                     (ii) All EPi Pension Plans, EPi Welfare
Plans and EPi Employee Benefit Plans and any related trust agreements or annuity contracts (or any related trust instruments) are in substantial compliance and have been operated in all material respects in accordance with ERISA, the Code, other federal statutes, state law and the regulations and rules promulgated pursuant hereto. A favorable determination as to the qualification under the Code of each of the Pension Plans intended to be qualified under Section 401(a) of the Code and each amendment thereto has been made or the time allowed to file a request for a favorable determination by the Internal Revenue Service has not yet expired, and all of the Pension Plans remain qualified under the Code.

                                     (iii) To the knowledge and belief of EPi
and EPi Sub after due inquiry, no EPi Pension Plan, EPi Welfare Plan, "disqualified person" (as such term is used in Section 4975(c)(1) of the Code), nor any of the stockholders of EPi has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) other than any such transaction which is exempt under
Section 408 of ERISA or Section 4975(d) of the Code.

                                     (iv) EPi has not incurred any liability to
the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of any EPi Pension Plan subject to Title IV of ERISA; there is currently no active filing by EPi with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any EPi Pension Plan subject to Title IV of ERISA that is maintained or funded, in whole or in part, by EPi, and EPi has not made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                           (w) Employees and Consultants. Schedule 5.2(w) hereto
contains a true and complete list of all of the employees of EPi and EPi Sub and such list correctly reflects their salaries, hourly wages, other compensation (other than benefits under EPi Employee Benefit Plans, EPi Pension Plans, or EPi Welfare Plans), dates of employment and titles. Except as disclosed in Schedule 5.2(w) hereto, there are no oral or written agreements or other arrangements with respect to employees or consultants to which EPi or EPi Sub is a party or by which EPi or EPi Sub is bound. Except for claims that may arise pursuant to any law, order, rule, regulation, writ, injunction or decree relating to discrimination on the basis of age, sex, race, disability or religion, or as disclosed on Schedule 5.2(w), the employment of each employee of EPi or EPi Sub is terminable at will, without cost to EPi or EPi Sub. Except as disclosed in
Schedule 5.2(w) hereto, neither EPi nor EPi Sub does owe any past or present employee any sum other than for accrued wages or salaries for the current payroll period, reimbursable expenses, accrued vacation and holiday pay and sick leave rights.

                           (x) Litigation. Except as disclosed in Schedule
5.2(x) hereto, there is no litigation or proceeding, in law or in equity, and there are no proceedings or investigations or inquiries before any commission or other governmental or administrative authority, pending or, to the knowledge and belief of EPi and EPi Sub after due inquiry, threatened, against EPi or EPi Sub with respect to or affecting the business or financial condition of EPi or EPi Sub, or the consummation of the Merger or the other transactions contemplated herein, or with respect to or affecting the EPi Pension Plans, EPi Welfare Plans or EPi Employee Benefit Plans, or the use of the assets of EPi or EPi Sub (whether by the Surviving Corporation after the Effective Date or by EPi prior thereto).

                           (y) Unasserted Claims. To the knowledge and belief of
EPi and EPi Sub after due inquiry, there are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to EPi or EPi Sub, would have a material adverse effect on the business, business prospects, or financial condition of EPi or EPi Sub, the Merger or the other transactions contemplated herein, or the use of the assets or properties of EPi or EPi Sub after the Effective Date.

                           (z) Absence of Judicial Orders. Neither EPi nor EPi
Sub is a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting its properties, assets, personnel, business activities or business prospects.

                           (aa) Compliance with Law. Neither EPi nor EPi Sub is
not in violation of, or delinquent in respect to, any decree, order or arbitration award or law or regulation of or agreement with, or any license or permit from, any governmental authority to which any of its properties, assets, personnel or business activities are subject, including, without limitation, laws and regulations and the common law relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religion and age discrimination, and the environment, the delinquency or violation of which would have a material adverse effect on the financial condition or results of operations of EPi or EPi Sub. Neither EPi nor EPi Sub has received notice of any violation of a type referred to in any portion of this Section 5.2(aa).

                           (bb) Hazardous Materials. Except as disclosed in
Schedule 5.2(bb), there has been no storage, treatment, generation, discharge, transportation or disposal of medical, industrial, toxic or hazardous substances or solid or hazardous waste (hereinafter, collectively "Hazardous Substances") by or on behalf of EPi or EPi Sub, in violation of any foreign, Federal, state or local law, statute, rule or regulation or the common law or any decree, order, arbitration award or agreement with or any license or permit from any foreign, Federal, state or local governmental authority. Except as disclosed in
Schedule 5.2(bb), there has been no spill, discharge, leak, emission, injection, escape, dumping, or release (hereinafter, collectively "Release") of any kind by, on behalf of or attributable to EPi or EPi Sub into the environment (including, without limitation, into air, soil, water or ground water) of any materials including, without limitation, Hazar dous Substances, as defined under any foreign, Federal, state or local law, statute, rule or regulation other than those Releases permissible under such law, statute, rule or regulation or allowable under applicable permits. Schedule 5.2(bb) hereto sets forth a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are subject to foreign, Federal, state or local laws, statutes, rules or regulations, and sets forth their present contents, what the contents have been at any time in the past, and what program of remediation, if any, is contemplated or has been accomplished with respect thereto.

                           (cc) Accuracy of Documents, Representations and
Warranties. The copies of all documents furnished to HTD or any of its representatives by or on behalf of EPi, EPi Sub or any of its representatives, are true, complete and correct. No representation or warranty of EPi contained in this Agreement or the EPi Related Agreements, and no statement contained in the exhibits, the schedules or the other documents delivered by or on behalf of EPi or EPi Sub, or its representatives pursuant to or in connection with this Agreement or the EPi Related Agreements, or any of the transactions contemplated hereby or thereby, contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

                           (dd) Subsidiaries and Stockholder Affiliates. Except
as disclosed on Schedule 5.3(dd), EPi does not have any subsidiaries or any other equity investment in any entity. Except as disclosed in Schedule 5.3(dd) hereto, none of the stockholders of EPi who are employees of EPi, and to the knowledge and belief of EPi, none of the stockholders of HTD who are not employees of EPi, has any equity investments in any "Stockholder Affiliates." For purposes of this Agreement, when used in a context concerning EPi the term "Stockholder Affiliates" means all entities in which a stockholder of EPi is an officer or director, or in which a stockholder of EPi, directly or indirectly, owns or controls 10% or more of the equity securities of the entity, and which entity is engaged in any aspect of EPi's business.

                           (ee) EPi Device Sale. A true, complete and correct
copy of all letters of intent, term sheets, agreements and other documents relating to EPi's proposed EPi Device Sale is set forth in Schedule 5.2(ee) hereto. EPi does not believe, nor has any reason to believe, that the EPi Device Sale will not be consummated or will not be consummated substantially on the terms set forth in Schedule 5.2(ee) hereto.

                  5.3 Representations and Warranties of HTD. To induce EPi and EPi Sub to enter into this Agreement and to perform its obligations hereunder, and with full knowledge that EPi will rely thereon, HTD represents and warrants the truth, accuracy and completeness of the following, subject only to the exceptions expressly and specifically set forth in the schedules designated in this Section 5.3 and attached hereto (collectively, the "HTD Disclosure Schedules") and the consummation of the HTD reorganization (the "HTD Reorganization") referred to in Section 5.3(ee) hereof.

                           (a) Organization. HTD is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware. The copies of the Articles of Incorporation and By-laws of HTD and all amendments thereto, which are attached as Schedule 5.3(a) hereto, are true, complete and correct copies of such documents, as presently in effect. HTD has delivered to EPi true, complete and correct copies of all of the minutes of, or the unanimous consents in lieu of, the meetings of the stockholders and/or board of directors of HTD that have been held to the date hereof, and such minutes and unanimous consents reflect the events that took place at or in lieu of such meetings.

                           (b) Power and Authority. HTD has full corporate power
and authority to execute and deliver this Agreement and the other agreements referenced herein to which HTD is a party, and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery by HTD of this Agreement and the other agreements referenced herein to which HTD is a party, and the consummation of the Merger and the other transactions contemplated hereby and thereby, have been duly and validly authorized and approved by HTD's Board of Directors and stockholders, and no other corporate actions on the part of HTD are required to authorize the execution and delivery of this Agreement, the other agreements referenced herein to which HTD is a party, or the consummation of the Merger or the other transactions contemplated hereby or thereby.

                           (c) Enforceability. This Agreement and each of the
other agreements referenced herein to which HTD is a party have been duly executed and delivered by HTD and constitute legal, valid and binding obligations of HTD enforceable against HTD in accordance with their respective terms.

                           (d) HTD Common Stock. Appendix A hereto sets forth
the name and address of each of the stockholders of record of the HTD Common Stock as of the date hereof and as of the date of consummation of the HTD Reorganization. Each and all of the shares of the HTD Common Stock are or will be upon consummation of the HTD Reorganization, and upon the exchange thereof for shares of EPi Common Stock will be, free and clear of all liens, claims, rights, charges, encumbrances and security interests of whatsoever nature or type.

                           (e) Conflicts; Consents. Neither the execution and
delivery by HTD of this Agreement or any of the other agreements referenced herein to which HTD is a party, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the Articles of Incorporation or the By-laws, and any amendments thereto, of HTD; (ii) any license, instrument, contract or agreement to which HTD is a party or by which HTD or any of its assets are bound; or (iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to HTD or any of its assets. Neither the execution and delivery by HTD of this Agreement or any of the other agreements referenced herein to which HTD is a party, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance or security interest of any nature or type whatsoever with respect to any of the HTD Common Stock or any of the assets of HTD. Neither the execution and delivery by HTD of this Agreement or any of the other agreements referenced herein to which HTD is a party, nor the consummation of the transactions contemplated hereby or thereby by HTD, will require any consent, permit, license or approval of, or any filing with, any governmental or private entity, body, or other person, firm or other entity, except for the filing of the Merger Documents with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas and the consummation of the HTD Reorganization.

                           (f) Capital Stock. Upon consummation of the HTD
Reorganization HTD will have authorized capital stock consisting of 1,200,000 shares of common stock, par value $0.01 per share, of which 943,830 shares will be issued and outstanding upon consummation of the HTD Reorganization, and owned, directly and beneficially of record, by the stockholders set forth on Appendix A. Upon consummation of the HTD Reorganization each share of the HTD Common Stock will be validly authorized and issued, fully paid and nonassessable, and free of preemptive rights of every nature and type. There are no other authorized or outstanding securities of HTD of any class, kind or character whatsoever. Except as disclosed on Schedule 5.3(f) hereto, there are no outstanding subscriptions, options, warrants or other rights, agreements or commitments obligating HTD to issue any additional shares of capital stock, or any options or rights with respect thereto, or any securities convertible into or exchangeable for any shares of capital stock. There are no outstanding obligations of HTD, contractual or otherwise, to repurchase, redeem or otherwise acquire any outstanding shares of the capital stock of HTD.

                           (g) Subsidiaries and Stockholder Affiliates. Except
as disclosed on Schedule 5.3(g), HTD does not have any subsidiaries or any other equity investment in any entity. Except as disclosed in Schedule 5.3(g) hereto, none of the stockholders of HTD who are employees of HTD, and to the knowledge and belief of HTD, none of the stockholders of HTD who are not employees of HTD, has any equity investments in any "Stockholder Affiliates." For purposes of this Agreement, when used in a context concerning HTD the term "Stockholder Affiliates" means all entities in which a stockholder of HTD is an officer or director, or in which a stockholder of HTD, directly or indirectly, owns or controls 10% or more of the equity securities of the entity, and which entity is engaged in any aspect of the HTD Business.

                           (h) Qualification. HTD has qualified as a foreign
corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification (all of such jurisdictions are referred to herein collectively as the "HTD Foreign Jurisdictions") or if not so qualified, the failure to be so qualified will not result in a material adverse effect on its financial condition, business, operations or prospects. Schedule 5.3(h) hereto contains a list of the HTD Foreign Jurisdictions and a list of all addresses at which HTD conducts business or owns or holds assets.

                           (i) Assets.

                                     (i) HTD has good and marketable title to
and rightful possession of all of the assets reflected in the HTD Balance Sheet, and to all of the assets acquired since the date of the HTD 1997 Balance Sheet (other than those assets disposed of after the date of the HTD 1997 Balance Sheet only in the ordinary course of business and not in violation of this Agreement), free and clear of any and all mortgages, liens, pledges, privileges, claims, rights, charges, encumbrances and security interests of whatsoever type or nature, except: (A) liens for current taxes not yet delinquent; and (B) liens and liabilities disclosed in Schedule 5.3(i) hereto; and such assets are the only assets, properties, rights and interests used by HTD in connection with its business prior to the Effective Time, and such assets constitute all of the assets, properties, rights and interests necessary to conduct HTD's business in substantially the same manner as conducted by HTD prior to the Effective Time.

                                     (ii) The furniture, fixtures and equipment
of HTD reflected in the HTD 1997 Balance Sheet and items of furniture, fixtures and equipment acquired since the date of the HTD 1997 Balance Sheet to the Effective Date are in good working condition.

                           (j) Bank Accounts. Schedule 5.3(j) hereto sets forth
the name and location of each bank in which HTD has an account, lock box or safe deposit box, the number of each such account or box, a description of the contents of each box, the names of all signatories to any account or box and the persons authorized to draw thereon or have access thereto. No power of attorney exists from HTD.

                           (k) Ability to Conduct Business. The assets reflected
in the 1997 Balance Sheet and those acquired since the date thereof to the Effective Date constitute all of the assets and properties of HTD, and constitute all of the assets and properties that are necessary to permit Surviving Corporation to continue to conduct the HTD Business after the Effective Date in the manner in which the HTD Business is presently being conducted.

                           (l) Real Property; Leases. A true, complete and
correct list of all real property of every kind, and all interests in real property, which is owned, leased, occupied or used by HTD is disclosed in
Schedule 5.3(l) hereto.

                           (m) Contracts. Disclosed in Schedule 5.3(m) hereto is
a true, complete and correct list of every (written or oral): (i) union, collective bargaining or similar agreement, together with all amendments thereto or interpretations thereof, such as arbitration decisions and the like; (ii) profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare (including, without limitation, retiree welfare benefit) or incentive plan or agreement maintained or sponsored by HTD, or to which HTD contributes; (iii) plan of HTD providing for "fringe benefits" to its employees or former employees, including, but not limited to, vacation, sick leave, severance pay, medical, hospitalization, life insurance and other plans, or related benefits; (iv) employment agreement that is not terminable at will and without penalty on thirty (30) days or less prior written notice or that provides for payments upon or after termination; (v) agency, sales, brokerage, wholesaling, franchise, distributorship or similar agreement or contract; (vi) loan agreement or letter of credit; (vii) personal property lease; (viii) security or pledge agreement; (ix) mortgage or deed of trust; (x) purchase commitment to, or contract or agreement with, any supplier;
(xi) contract or agreement relating to research and development; (xii) license, authority or permit granted by HTD to any person or entity; (xiii) contract or agreement to which HTD is a party or by which HTD or any of its assets is bound, which reasonably may be expected to involve future obligations or benefits in excess of $15,000 in any one calendar year;

(xiv) contract or agreement to which HTD is a party or by which HTD or any of its assets is bound, which is either individually or collectively material to the financial condition, assets, business or future prospects of HTD; and (xv) contract or agreement to which HTD is a party, or by which HTD or any of its assets is bound, regarding or pertaining to the manufacture or supply of any products or services to any customer of HTD, whether an individual, corporation or other business entity. All of the foregoing are referred to in this Agreement individually as a "HTD Contract" and collectively as the "HTD Contracts." Except where the lack of effectiveness or enforceability would not result in a material adverse effect on the financial condition or results of operations of HTD, each of the HTD Contracts is in full force and effect and enforceable in accordance with its respective terms and conditions, and will continue as such following the Effective Date and the other transactions contemplated in this Agreement. Except as set forth in Schedule 5.3(m) or where such default, termination or waiver would not result in a material adverse effect on the financial condition or results of operations of HTD: (1) there is not existing any default, or event or condition which, with or without the giving of notice or the passage of time, or both, would constitute an event of default, by HTD or any other party thereto under any of the HTD Contracts; (2) no party to any of the HTD Contracts has a legal obligation (statutory or contractual) to renegotiate the HTD Contract; (3) no party to any of the HTD Contracts has given any notice of default or termination, nor does HTD have any reason to believe that such notice will be given; and (4) HTD has not waived any material right under or with respect to any of the HTD Contracts. HTD does not believe, nor has any reason to believe, that there is a likelihood that any of the customers of or suppliers to HTD will terminate its or their business relationship with HTD for any reason whatsoever, including, without limitation, by reason of the Merger and/or any change in ownership of HTD. Except as specifically disclosed on Schedule 5.3(m) hereto, there is not pending or contemplated any transactions between HTD and any of its stockholders, or between HTD and any of the Stockholder Affiliates.

                           (n) Insurance. Schedule 5.3(n) hereto contains a
description (identifying insurer, coverage, premiums, named insured, deductibles and expiration date) of all policies of fire, liability and other forms of insurance that currently are, or at any time within the past two years have been, maintained in force by or for the account of HTD with respect to its business and assets (such policies are hereinafter referred to as the "HTD Policies"). Except as disclosed in Schedule 5.3(n), HTD has been continuously, and is presently, insured by insurers unaffiliated with HTD with respect to its property and the conduct of its business in such amounts and against such risks as are adequate to protect its businesses and assets, including, without limitation, liability insurance. Except as disclosed in Schedule 5.3(n), the insurance coverage provided by the HTD Policies presently in force will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated hereby. At no time subsequent to January 1, 1995 has HTD been denied insurance or indemnity bond coverage. At no time subsequent to January 1, 1995 has any insurance carrier canceled or reduced any insurance coverage for HTD or given any notice or other indication of its intention to cancel or reduce any such coverage.

                           (o) Intellectual Property. HTD owns or holds all of
the rights to use all trademarks, trade names, fictitious names, service marks, patents and copyrights that are used in the conduct of its business. Disclosed in Schedule 5.3(o) hereto, is a true, complete and correct list of all trademarks, trade names, fictitious names, service marks, patents, copyrights and all registrations or applications with respect thereto, and all licenses or rights under the same which are presently or which have been, during the past two years, owned or used by HTD (collectively, the "HTD Intellectual Property"). To the knowledge and belief of HTD, none of the matters covered by the HTD Intellectual Property, nor any of the processes used, the products made or sold, or the business practices followed by HTD, infringes or has infringed upon any trademark, trade name, fictitious name, service mark, patent or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Except as disclosed in Schedule 5.3(o) hereto, HTD is not obligated to pay any royalty or other payment with respect to any HTD Intellectual Property. To the knowledge and belief of HTD after due inquiry, no person or entity is producing, providing, selling or using products or services which would constitute an infringement of any of the HTD Intellectual Property.

                           (p) Licenses and Permits. Schedule 5.3(p) hereto
contains a true, correct and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations (collectively "HTD Licenses") applied for, issued to, or owned, held or used by HTD. HTD has all HTD Licenses necessary for the conduct of its business and the ownership and use of its assets, properties, the premises occupied by it and the conduct of its business plans as presently contemplated, except where the failure to have any such HTD Licenses would not result in a material adverse effect on the financial condition or results of operations of HTD.

                           (q) Taxes. All Taxes levied, assessed, or imposed
upon HTD or its business, assets or properties have been duly and fully paid or have been adequately provided for on the HTD Financial Statements. In addition, all filings, returns and reports with respect to Taxes required by any foreign or domestic law or regulation to be filed by HTD on or prior to the date hereof have been duly and timely filed. There are no agreements, waivers or other arrangements (oral or written) providing for extensions of time with respect to the assessment or collection of unpaid Taxes, nor are there any actions, suits, proceedings, inquiries, investigations or claims of any nature or kind whatsoever now pending, or to the knowledge and belief of HTD after due inquiry threatened, against HTD with respect to any such returns or reports, or any such Taxes, or any matters under discussion with any federal, state, county, local or other authority relating to Taxes.

                           (r) Labor Disputes; Unfair Labor Practices. Except as
disclosed in Schedule 5.3(r) hereto, there is no pending or to the knowledge and belief of HTD after due inquiry, threatened labor dispute, grievance, strike or work stoppage involving any of the employees of HTD which affects or which may affect the financial condition or results of operations, assets or prospects of HTD. There is no pending or to the knowledge and belief of HTD after due inquiry, threatened charge or complaint against or involving HTD or any of its officers or employees by the National Labor Relations Board, the Occupational Health and Safety Administration, the Department of Labor, or any similar federal, state or local board or agency, or any representative thereof. There are no unfair employment or labor practice charges or complaints presently pending, or to the knowledge and belief of HTD after due inquiry threatened, by or on behalf of any employee of HTD.

                           (s) Financial Statements. Prior to the Closing Date
HTD will deliver to EPi true, complete and correct copies of the following financial statements of HTD (collectively the "HTD Financial Statements"): (A) unaudited balance sheet as of December 31, 1996 (the "HTD 1996 Balance Sheet");
(B) unaudited statement of operations for the year ended December 31, 1996

(the "HTD 1996 P&L"); (C) unaudited balance sheet as of December 31, 1997 (the "HTD 1997 Balance Sheet"); and (D) unaudited statement of operations for the year ended December 31, 1997 (the "HTD 1997 P&L"). The HTD Financial Statements shall have been prepared from the books and records of HTD in accordance with generally accepted accounting principles, applied on a basis consistent with prior periods. The HTD 1996 Balance Sheet and the HTD 1997 Balance Sheet shall fairly present the financial condition of HTD as of the respective dates thereof. The HTD 1996 P&L and the HTD 1997 P&L shall fairly present the results of the operations of HTD for the respective periods then ended. The HTD Financial Statements shall be attached as Schedule 5.3(s) hereto.

                           (t) Books and Records. The books and records of HTD
with respect to its assets, businesses, operations, properties and prospects have been maintained in accordance with generally accepted accounting principles and in the usual, regular and ordinary manner, and all entries with respect thereto have been made and all transactions have been property accounted for. All applicable corporate and other laws relating to the maintenance of such books and records have been complied with by HTD, except where the failure to comply with such laws would not result in a material adverse effect on the financial condition or results of operations of HTD.

                           (u) Liabilities. Except as either fully disclosed in
Schedule 5.3(u) hereto, or fully and properly reflected on or reserved for in the HTD 1997 Balance Sheet or incurred by HTD after the date of the HTD 1997 Balance Sheet only in the ordinary course of business, and not in violation of this Agreement, none of which are either individually or collectively material, and none of which would require accrual or disclosure under generally accepted accounting principles, HTD has no: (i) debts, liabilities or obligations of a nature required to be reflected or disclosed in financial statements prepared in accordance with generally accepted accounting principles; or (ii) other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before December 31, 1997. Except as disclosed on Scheduled 5.3(u) hereto since December 31, 1997, HTD has not incurred any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than debts, liabilities and obligations incurred in the ordinary course of business of HTD, none of which are either individually or collectively material or incurred in violation of this Agreement and none of which would require accrual or disclosure under generally accepted accounting principles.
Schedule 5.3(u) hereto, contains a true, complete and correct list of all contracts and agreements pursuant to which HTD has guaranteed or indemnified any debt, liability and obligation of any other person or entity, including, without limitation, the stockholders of HTD (including, without limitation, the execution of any document obligating HTD with respect to any performance or other bond), or pursuant to which HTD has pledged or otherwise encumbered any of its assets (including, without limitation, any document obligating HTD with respect to any performance or other bond). Except as disclosed in Schedule 5.3(u) hereto, HTD is not indebted to any of its stockholders, nor are any of its stockholders indebted to HTD in any amount for any purpose.

                           (v) Subsequent Events. Except as set forth on
Schedule 5.3(v) hereto or as taken or to be taken in connection with the HTD Reorganization, since December 31, 1997 HTD has not:

                                     (i) created or suffered to exist any
material liens or encumbrances with respect to any of its assets which have not been discharged, other than liens for nondelinquent taxes;

                                     (ii) sold or transferred any of its assets
or property (including, without limitation, sales and transfers to any of its stockholders), other than the sale of inventories of products of HTD sold in the ordinary course of the business of HTD;

                                     (iii) suffered any material loss, or
material interruption in use, of any of its assets or properties (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                                     (iv) suffered any material and adverse
change in its business, business activities, business prospects or financial condition, including, without limitation, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any material relationship between HTD and any of its customers, suppliers or key employees;

                                     (v) written off any equipment as unusable
or obsolete or for any other reason;

                                     (vi) waived any material rights;

                                     (vii) paid any stockholder of HTD or any
Stockholder Affiliate, except for wages paid to stockholders of HTD who are also employees of HTD, or been charged by any stockholder of HTD or any Stockholder Affiliate for goods sold or services rendered, or paid any stockholder of HTD or any Stockholder Affiliate or been charged by any stockholder of HTD or any Stockholder Affiliate for corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses;

                                     (viii) paid, declared or set aside any
dividends or other distributions on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class;

                                     (ix) incurred or committed to incur any
individual capital expendi tures in excess of $10,000 or in the aggregate in excess of $25,000;

                                     (x) incurred any indebtedness for borrowed
money;

                                     (xi) paid any compensation or bonus to any
stockholder except in the ordinary course of business or increased the compensation payable to any employee except in the ordinary course of business;

                                     (xii) except for fees paid to or incurred
with HTD's accountants and attorneys, paid or incurred any management, consulting or other professional fees;

                                     (xiii) hired any employee for an annual
salary in excess of $35,000 other than employees identified on Schedule 5.3(v) hereto;

                                     (xiv) made any change in its Articles of
Incorporation or By-laws;

                                     (xv) merged or consolidated or agreed to
merge or consolidate with or into any corporation or other entity, other than the Merger; and

                                     (xvi) without limitation by the enumeration
of any of the foregoing, entered into any material transaction other than in the usual and ordinary course of business (the foregoing representation and warranty will not be deemed to be breached by virtue of the entry by HTD into this Agreement or HTD consummating the Merger or the other transactions contemplated hereby).

                           (w) ERISA. HTD has never and does not presently
maintain, administer or contribute to, and did not at any time during the past three years maintain, administer or contribute to, any (A) employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA); (B) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA); or (C) bonus, deferred compensation, stock purchase, stock option, severance plan, insurance or similar arrangement.

                           (x) Employees and Consultants. Schedule 5.3(x) hereto
contains a true and complete list of all of the employees of HTD and such list correctly reflects their salaries, hourly wages, other compensation, dates of employment and titles. Except as disclosed in Schedule 5.3(x) hereto, there are no oral or written agreements or other arrangements with respect to employees or consultants to which HTD is a party or by which HTD is bound. Except for claims that may arise pursuant to any law, order, rule, regulation, writ, injunction or decree relating to discrimination on the basis of age, sex, race, disability or religion, the employment of each employee of HTD is terminable at will, without cost to HTD. Except as disclosed in Schedule 5.3(x) hereto, HTD does not owe any past or present employee any sum other than for accrued wages or salaries for the current payroll period, reimbursable expenses, accrued vacation and holiday pay and sick leave rights.

                           (y) Litigation. Except as disclosed in Schedule
5.3(y) hereto, there is no litigation or proceeding, in law or in equity, and there are no proceedings or investigations or inquiries before any commission or other governmental or administrative authority, pending or, to the knowledge and belief of HTD after due inquiry, threatened, against HTD with respect to or affecting the business or financial condition of HTD, or the consummation of the Merger or the other transactions contemplated herein, or the use of the assets of HTD (whether by the Surviving Corporation after the Effective Date or by HTD prior thereto).

                           (z) Unasserted Claims. Except as disclosed in
Schedule 5.3(z) hereto, to the knowledge and belief of HTD after due inquiry, there are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to HTD, would have a material adverse effect on the business, business prospects, or financial condition of HTD, the Merger or the other transactions contemplated herein, or the use of the assets or properties of HTD after the Effective Date.

                           (aa) Absence of Judicial Orders. HTD is not a party
to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting its properties, assets, personnel, business activities or business prospects.

                           (bb) Compliance with Law. HTD is not in violation of,
or delinquent in respect to, any decree, order or arbitration award or law or regulation of or agreement with, or any license or permit from, any governmental authority to which any of its properties, assets, personnel or business activities are subject, including, without limitation, laws and regulations and the common law relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religion and age discrimination, and the environment, the delinquency or violation of which would have a material adverse effect on the financial condition or results of operations of HTD. HTD has not received notice of any violation of a type referred to in any portion of this Section 5.3(bb).

                           (cc) Hazardous Materials. Except as disclosed in
Schedule 5.3(cc), there has been no storage, treatment, generation, discharge, transportation or disposal of Hazardous Substances by or on behalf of HTD, in violation of any foreign, Federal, state or local law, statute, rule or regulation or the common law or any decree, order, arbitration award or agreement with or any license or permit from any foreign, Federal, state or local governmental authority. Except as disclosed in Schedule 5.3(cc), there has been no Release of any kind by, on behalf of or attributable to HTD into the environment (including, without limitation, into air, soil, water or ground water) of any materials including, without limitation, Hazardous Substances, as defined under any foreign, Federal, state or local law, statute, rule or regulation other than those Releases permissible under such law, statute, rule or regulation or allowable under applicable permits. Schedule 5.3(cc) hereto sets forth a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are subject to foreign, Federal, state or local laws, statutes, rules or regulations, and sets forth their present contents, what the contents have been at any time in the past, and what program of remediation, if any, is contemplated or has been accomplished with respect thereto.

                           (dd) Accuracy of Documents, Representations and
Warranties. The copies of all documents furnished to EPi or any of its or their representatives by or on behalf of HTD or any of its representatives are true, complete and correct. No representation or warranty of HTD contained in this Agreement or the other agreements to be executed by HTD pursuant hereto, and no statement contained in the exhibits, the schedules or the other documents delivered by or on behalf of HTD, or its representatives pursuant to or in connection with this Agreement or the other agreements to be executed by HTD pursuant hereto, or any of the transactions contemplated hereby or thereby, contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

                           (ee) HTD Reorganization. Disclosed in Schedule
5.3(ee) hereto is a true, complete and correct summary of all steps that will be taken by HTD on or prior to the Closing Date.

                                   ARTICLE VI
                          Conduct Prior to the Closing
                          ----------------------------

                  6.1 Conduct by HTD and EPi. Between the date hereof and the Effective Date:


                           (a) Exclusivity. Except in connection with the EPi
Device Sale , the HTD Reorganization and EPi proposed transaction with Gemini Biotech, L.P. and except as may be otherwise required in order for the Board of Directors of EPi to fulfill its fiduciary obligations, HTD, EPi Sub and EPi shall not and shall cause their respective affiliates (as defined in Section 6.2(g) hereof), directors, officers, employees and advisors not to initiate, solicit, propose, pursue or enter into any proposals, substantive discussions, negotiations, letters or statements of intent or agreements (whether preliminary or definitive) with any person or entity of any nature, other than as provided herein, at any time prior to the earlier of September 30, 1998 or the termination of this Agreement pursuant to Article X, which contemplate or provide for any merger, share exchange, acquisition or purchase or sale of all or a substantial portion of the assets or business of, or any business combination of any type involving, HTD, EPi or EPi Sub, as the case may be. Each party hereto shall communicate with the other party, within two business days of in hand receipt or actual knowledge of the substance of communications, by an executive officer of such party, the material terms of any substantive communication received prior to such date by either such party from a third party concerning any of the aforesaid matters.

                           (b) Equitable Relief. The parties hereto acknowledge
that the covenants contained in paragraph (a) of this Section 6.1 are a material inducement for each to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Accordingly, the parties hereto each acknowledge that the restrictions contained in paragraph (a) of this Section 6.1 are reasonable and necessary for the protection of the business of EPi, EPi Sub and HTD, and the future business of the Surviving Corporation, and that a breach of any such restriction could not adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by any party of any of the provisions of paragraph (a) of this Section 6.1, the other parties will be entitled to obtain, without the necessity of posting bond therefor, an injunction (preliminary or permanent, or a temporary restraining order) restraining such breaching party from the activity or threatened activity constituting or which would constitute a breach, as well as damages and an equitable accounting of all earnings, profits and other benefits arising from a violation, which right will be cumulative and in addition to any other rights or remedies to which the non-breaching parties may be entitled.


                  6.2 Joint Obligations of HTD and EPi. Between the date hereof and the earlier of the Effective Date or the termination of this Agreement pursuant to Article X:

                           (a) Access to Records. HTD, EPi and EPi Sub and each
of their respective employees, officers, agents, representatives and accountants will (i) fully cooperate with one another in the conduct of their due diligence reviews of the other party, (ii) allow the officers, employees, attorneys, consultants and accountant access during normal business hours to all of their properties, books, contracts, documents and records, and (iii) furnish to the other parties such information as they may at any time and from time to time reasonably request.

                           (b) Business in Ordinary Course. HTD, EPi and EPi Sub
will each carry on their businesses and affairs as heretofore carried on, and except in connection with the EPI Device Sale and the HTD Reorganization or in the usual and ordinary course of their businesses in accordance with past practices, HTD, EPi and EPi Sub will not order, purchase or lease any products, inventory, equipment, personalty or other items, or dispose of any of their respective assets or leased properties, or prepay any of their respective material obligations, incur any liabilities or obligations, hire or discharge any employee or officer. Without limiting the generality of the foregoing, HTD, EPi and EPi Sub each agrees that only in the ordinary course of business or in connection with the EPi Device Sale or the HTD Reorganization but not without prior written notice to the other parties with respect to all of the items below, and only with the written consent of the other parties which consent shall not be unreasonably withheld, will it:

                                     (i) create or suffer to exist any liens or
encumbrances with respect to any of its assets or properties which will not be discharged prior to the Effective Date;

                                     (ii) incur any indebtedness for borrowed
money;

                                     (iii) sell or transfer any material assets
or properties (including, without limitation, sales and transfers to any of its stockholders), except for sales of inventories of products made in the ordinary course of the business;

                                     (iv) acquire or enter into any agreement or
understanding (oral or written) to acquire the stock or assets of any other person, firm, corporation or other entity;

                                     (v) make any material change in the conduct
or nature of any aspect of its business, whether in the ordinary course of business or not, or whether or not the change has or will have a material adverse affect on its business activities, financial condition, or business prospects;

                                     (vi) waive any material rights;

                                     (vii) pay any of its stockholders or any
Stockholder Affiliate except for wages paid to any stockholder who is also an employee, or be charged by any stockholders or any Stockholder Affiliate for goods sold or services rendered, or be charged by any stockholders or any Stockholder Affiliate for corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses;

                                     (viii) incur or commit to incur any
individual capital expenditures in excess of $10,000, or in the aggregate in excess of $25,000;

                                     (ix) amend employment contracts or the
terms and conditions of employment of any officer, director or employee earning total annual compensation in excess of $50,000, other than normal merit and cost of living increases to employees in accordance with its general prevailing practices existing prior to the date of this Agreement;

                                     (x) except for fees paid to or incurred
with its accountants and attorneys, pay or incur any management, consulting or other professional fees;

                                     (xi) hire any employee who will have an
annual salary in excess of $35,000;

                                     (xii) make any change in its Certificate of
Incorporation or Articles of Incorporation or By-laws;

                                     (xiii) merge or consolidate or agree to
merge or consolidate with or into any corporation or other entity, other than the Merger;

                                     (xiv) make or permit to be made any
distribution to any of its stockholders with respect to stock or other of its securities, if any; or

                                     (xv) enter into any transaction other than
in the usual and ordinary course of business, except as is associated with the Merger as contemplated herein.

                                     (xvi) make any material Tax elections or
settle or compromise any material Tax liability; or

                                     (xvii) take any action that would prevent
the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code and will use all reasonable efforts to achieve that result.

                           (c) Consents. Each party will each use its
commercially reasonable best efforts and make every good faith attempt to obtain any and all consents and estoppel letters reasonably requested by the other party in connection with the assignment of, or alternate arrangements satisfactory to the other party with respect to, any contract, lease, license, permit, agreement, or other instrument, which is to be an asset of the Surviving Corporation, or which may be necessary, appropriate, or required in order to permit the conduct of the business and operations of the Surviving Corporation after the Effective Date to be in all respects the same as the conduct of the operations of HTD, EPi and EPi Sub prior to the Effective Date.

                           (d) Notice. Each party will promptly give the other
parties written notice of the existence or occurrence of any condition which would make any representation or warranty of the notifying party untrue or which might reasonably be expected to prevent the consummation of the Merger or the other transactions contemplated herein provided that neither EPi nor EPi Sub shall be required to provide notice to HTD with respect to any matter of which Arup Sen has knowledge.

                           (e) Performance. No party will intentionally perform
or omit to perform any act which, if performed or omitted, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty contained herein of that party being untrue in any material respect as of the date hereof and as if originally made on and as of the Effective Date.

                           (f) Adoption of Merger Agreement. The parties hereto
will take all actions necessary to submit the issue of the adoption of this Agreement to their respective stockholders.

                           (g) Confidentiality. From and after the date of this
Agreement, the parties shall, and shall cause their respective Affiliates (defined below) to, treat all Confidential Information (defined below) of the other parties as confidential, and shall, and shall cause their respective Affiliates to, not use any such Confidential Information for any purpose except in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated pursuant to Article XI hereof, each party shall, and shall cause their respective Affiliates to, promptly return to the other parties all documents and work papers, and all copies thereof, containing any such Confidential Information of the other. The covenants of the parties contained in this Section 6.2(g) are of the essence and shall survive any termination of this Agreement, but shall terminate as of the Closing of the transactions contemplated hereby. "Confidential Information" of or relating to a party means any and all information received from or on behalf of such party or its Affiliates concerning the Merger, the terms of this Agreement or the assets, business, operations, or financial condition of such party or its Affiliates, except that Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a voluntary disclosure or release by a recipient party on a nonconfidential basis prior to the disclosure in connection with this Agreement or the transactions contemplated hereby, or (ii) was available to a recipient party on a non-confidential basis prior to the disclosure in connection with the transactions contemplated by this Agreement, or (iii) is lawfully obtained by the recipient party from a third party under no duty of confidentially to the disclosing party. "Affiliate," for purposes of this Section 6.2(g), means a director, officer, employee, agent or adviser of such party.

                           (h) Severability. Each and every provision set forth
in each of Sections 6.1(a) and 6.2(g) is independent and severable from the others, and no provision will be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. The parties hereto agree that if any provision of each of Sections 6.1(a) and 6.2(g) will be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision will be given effect to the maximum extent permitted by applicable law.

                           (i) Publicity. Each party agrees not to issue or
disseminate any press releases, written communications to stockholders, and other public disclosures concerning the

Merger and other matters relating to this Agreement or the Merger without the prior written consent of the other party hereto, which consent may not be unreasonably withheld, but may include the right to review and approve the language of any such press release, written communication to stockholders and other public disclosure; provided, however, each party may make such disclosures regarding the terms of this Agreement and the Merger as required by applicable law.

                  6.3 Financing. EPi will each use its commercially reasonable best efforts and make every good faith attempt to complete a private placement of at least $2,000,000 of equity securities of EPi on terms and conditions satisfactory to both parties, with such private placement to close as soon after the Closing of the Merger as reasonably practicable.

                  6.4 Agreements to Vote. Within ten (10) business days of the execution of this Agreement, HTD shall have received from (i) stockholders having the aggregate power to vote fifty-percent (50%) of the issued and outstanding shares of EPi Common Stock, and (ii) stockholders having the aggregate power to vote fifty-percent (50%) of the issued and outstanding shares of EPi Preferred Stock, an agreement, substantially in the form attached hereto as Exhibit C, to vote all shares of EPi Common Stock and EPi Preferred Stock owned by them or over which they have the power to vote in favor of the adoption of the Merger Agreement and to vote all shares of EPi owned by them or over which they have power to vote in favor of the election of individuals nominated by HTD's Board of Directors to serve on the Board of Directors of EPi. Likewise, within ten (10) business days of the execution of this Agreement, EPi shall have received from stockholders having the aggregate power to vote sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of HTD Common Stock an agreement, substantially in the form attached hereto as Exhibit C, to vote all shares of HTD Common Stock owned by them or over which they have the power to vote in favor of the adoption of the Merger Agreement and to vote all of the shares of EPi owned by them or over which they have power to vote in favor of the election of individuals nominated by EPi's Board of Directors to serve on the Board of Directors of EPi.

                                   ARTICLE VII
                         Conditions Precedent to Closing
                         -------------------------------

                  7.1 Conditions Precedent to HTD's Obligations. The obligation of HTD to consummate the Merger and other transactions contemplated herein is subject to fulfillment by EPi and EPi Sub, or written waiver by HTD, of each of the following conditions precedent on or prior to the Effective Date:

                           (a) Representations and Warranties. Each and every
representation and warranty made by each of EPi and EPi Sub will be true and correct in all respects when made and will be true and correct in all respects as if originally made on and as of the Effective Date provided, that if either
(i) Arup Sen knew or had reason to know that any such representation or warranty was not true and correct when made or (ii) any such representation or warranty is not true as of the Effective Date due to any act or omission by Arup Sen, then for all purposes under this Agreement, such representation or warranty shall be deemed to be true and correct when made and/or on the Effective Date, as the case may be.

                           (b) Obligations of EPi and EPi Sub Performed. All
obligations of EPi and EPi Sub to be performed hereunder, through and including the Effective Date, will have been performed in all respects unless such failure is due to an act or omission of Arup Sen.

                           (c) Intentionally Omitted]

                           (d) Closing Certificates. EPi and EPi Sub each will
have executed a closing certificate, dated as of the Effective Date, substantially in the form of Exhibit D hereto (collectively, the "EPi Closing Certificate").

                           (e) Disclosure Schedules. HTD will have received from
EPi and EPi Sub the EPi Disclosure Schedules referred to in Section 5.2 hereof and all amendments and modifications thereto delivered pursuant to Section 11.2, and HTD will, in the exercise of its reasonable discretion, be satisfied with the nature and extent of such amendments and modifications.

                           (f) Employment Agreement of Arup Sen. The employment
agreement between EPi and Arup Sen in existence immediately prior to the Effective Date of the Merger shall be terminated effective as of the Effective Date without recourse by Mr. Sen against EPi or the Surviving Corporation for breach of such agreement. EPi will have entered into an Employment Agreement with Mr. Sen substantially in the form of Exhibit H hereto.

                           (g) No Suit, Proceeding or Investigation. No suit,
proceeding, inquiry or investigation will have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek damages on account of, the consummation of the Merger or any other transactions contemplated herein.

                           (h) Tax Advice. On or prior to the Closing Date, HTD
will have received tax advice reasonably satisfactory to it to the effect that, based on representation letters and certificates substantially in the form of Exhibits F and G provided to HTD's tax advisor by HTD, EPi, EPi Sub and the stockholders of HTD, and based on the assumptions and qualifications provided with such advice, for federal income tax purposes, (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of HTD, EPi and EPi Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code.

                           (i) Material Adverse Change. Since December 31, 1997,
there shall not have occurred any material adverse change in the results of operations, financial condition, properties, or business of EPi or EPi Sub other than any matter or matters relating to EPi or EPi Sub which have been disclosed and agreed to by HTD, other than (i) the EPi Device Sale and (ii) changes caused by the acts or omissions of Arup Sen.

                           (j) Consents and Approvals. EPi shall have obtained
any and all consents or approvals that may be required under the terms of (i) any contract, agreement, lease, or other obligation or commitment, including, but not limited to, the types described in Section 6.2(c) hereof, to which either EPi or EPi Sub is a party or by which either EPi or EPi Sub or any of its property or assets is bound, or (ii) any license or permit of EPi or EPi Sub, in order to avoid the occurrence of any breach or default which may result from the consummation of the Merger and which, if not obtained, is reasonably likely to have, individually or in the aggregate, a material adverse effect on EPi or EPi Sub.

                           (k) Redemption and Conversion of EPi Preferred Stock,
Herrick EPi Warrants, and Other EPi Warrants. As of the Effective Time, all of the issued and outstanding shares of EPi Preferred Stock, the Herrick EPi Warrants, and the Other EPi Warrants, shall be redeemed and exchanged by EPi for shares of EPi Common Stock pursuant to Article III above.

                           (l) HTD Reorganization. On or prior to the Closing
Date, HTD will have consummated the HTD Reorganization.

                           (m) EPi Device Sale. On or prior to the Closing Date,
EPi will have consummated the EPi Device Sale.

                           (n) Gemini Merger. On or prior to the Closing Date,
EPi will have delivered to HTD true and correct copies of all documents executed by and received by EPi in connection with its proposed merger with Gemini Inc., and the terms of such merger as of the Closing Date shall not be materially different from those in existence or proposed as of the date of this Agreement

                           (o) Stockholder Agreement. On or prior to the Closing
Date, the Stockholder Agreement substantially in the form attached hereto as Exhibit C shall have been executed by the stockholders of EPi, HTD and Gemini Biotech, L.P. (unless EPi's proposed transaction with Gemini Inc has been terminated) named therein.

                           (p) Dissenting Stockholders. The total number of
shares of HTD Common Stock, if any, as to which the right to dissent has been asserted under Section 5.12 of the Texas Business Corporation Act shall not exceed two percent (2%) of the total number of outstanding shares of HTD Common Stock after consummation of the HTD Reorganization.

                  7.2 Conditions Precedent to Obligations or EPi and EPi Sub. The obligation of EPi and EPi Sub to consummate the transactions contemplated hereby are subject to the fulfillment by HTD, or written waiver by EPi and EPi Sub, of each of the following conditions precedent on or prior to the Effective
Date:

                           (a) Representations and Warranties. Each and every
representation and warranty made by HTD will be true and correct in all respects when made (except for representations and warranties as of a future date) and will be true and correct in all respects as if originally made on and as of the Effective Date.

                           (b) HTD's Obligations Performed. All obligations of
HTD to be performed hereunder through and including the Effective Date will have been performed in all respects.

                           (c) [Intentionally Omitted].

                           (d) HTD's Closing Certificate. HTD will have executed
a closing certificate, dated the Effective Date, substantially in the form of Exhibit E hereto ("HTD Closing Certificate").

                           (e) Disclosure Schedules. EPi and EPi Sub will have
received from HTD the HTD Disclosure Schedules referred to in Section 5.3 hereof and all amendments and modifications thereto delivered pursuant to Section 11.2, and EPi and EPi Sub will, in the exercise of its sole discretion, be satisfied with the nature and extent of the disclosures made therein and the representations and warranties of HTD as modified by the disclosures contained in the HTD Disclosure Schedules.

                           (f) Agreements of Affiliates. Each of the
stockholders of HTD and each of the persons or entities to which EPi Common Stock is to be issued pursuant to Section 3.5 hereof shall deliver to EPi and EPi Sub prior to the Effective Date a written agreement, in form satisfactory to counsel for EPi, providing that such person will not sell, pledge, transfer, or otherwise dispose of the shares of EPi Common Stock to be received by such person in connection with the Merger unless such sales are pursuant to an effective registration statement under the 1933 Act or pursuant to another exemption from the registration requirements under the 1993 Act.


                           (g) Dissenting Stockholders. The total number of
shares of HTD Common Stock, if any, as to which the right to dissent has been asserted under Section 5.12 of the Texas Business Corporation Act shall not exceed two percent (2%) of the total number of outstanding shares of HTD Common Stock after consummation of the HTD Reorganization.

                           (h) [Intentionally Omitted].

                           (i) No Suit, Proceeding or Investigation. No suit,
proceeding, inquiry or investigation will have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek damages on account of, the consummation of the Merger or any other transactions contemplated herein.

                           (j) Material Adverse Change. Since December 31, 1997,
there shall not have occurred any material adverse change in the results of operations, financial condition, properties, or business of HTD other than any matter or matters relating to HTD which have been disclosed and agreed to by EPi and EPi Sub and other than consummation of the HTD Reorganization.

                           (k) Consents and Approvals. HTD shall have obtained
any and all consents or approvals that may be required under the terms of (i) any contract, agreement, lease, or other obligation or commitment, including, but not limited to, the types described in Section 6.2(c) hereof, to which either HTD is a party or by which either HTD or any of its property or assets is bound, or (ii) any license or permit of HTD, in order to avoid the occurrence of any breach or default which may result from the consummation of the Merger and which, if not obtained, is reasonably likely to have, individually or in the aggregate, a material adverse effect on HTD.

                           (l) Employment Agreement of Arup Sen. The employment
agreement between EPi and Arup Sen in existence immediately prior to the Effective Time of the Merger shall be terminated effective as of the Effective Time without recourse by Mr. Sen against EPi or the Surviving Corporation for breach of such agreement. The Surviving Corporation will have entered into an Employment Agreement with Mr. Sen substantially in the form of Exhibit H hereto.

                           (m) Redemption and Conversion of EPi Preferred Stock,
Herrick EPi Warrants, and Other EPi Warrants. As of the Effective Time, all of the issued and outstanding shares of EPi Preferred Stock, the Herrick EPi Warrants, and the Other EPi Warrants, shall be redeemed and exchanged by EPi for shares of EPi Common Stock pursuant to Article III above.

                           (n) HTD Reorganization. On or prior to the Closing
Date, HTD will have consummated the HTD Reorganization.

                           (o) EPi Device Sale. On or prior to the Closing Date,
EPi will have consummated the EPi Device Sale.

                           (p) Stockholder Agreement. On or prior to the Closing
Date, the Stockholder Agreement substantially in the form attached hereto as Exhibit C shall have been executed by the stockholders of EPi, HTD and Gemini Inc.(unless EPi's proposed merger with Gemini Inc. has been terminated) named therein.

                           (q) Non-Compete Agreement. On or prior to the Closing
Date, EPi and EPi Sub shall have received executed non-compete agreements from each of Arup Sen, James Kaput, Sheldon Schuster and Richard K. Kneipper substantially in the form attached hereto as Exhibit I.

                                  ARTICLE VIII
                                     Closing
                                     -------

                  8.1 Time and Place of Closing. The closing of the Merger (the "Closing") will take place as soon as practicable after all of the conditions in Sections 7.1 and 7.2 have been satisfied or waived at 10:00 a.m., local time, at the offices of EPi, 2301 N.W. 33rd Court, Suite 102, Pompano Beach, Florida 33069, or such other date, or at such other place, as will mutually be agreed upon by the parties hereto.

                  8.2 Form of Documents. At the Closing, all documents which HTD will deliver will be in form and content reasonably satisfactory to EPi and its legal counsel, and all documents which EPi and EPi Sub will deliver will be in form and content reasonably satisfactory to HTD and its legal counsel.


                                   ARTICLE IX
                         Post Effective Date Obligations
                         -------------------------------

                  9.1 Further Acts. The parties will execute such further documents, and perform such further acts, as may be necessary to consummate the Merger and the other transactions contemplated herein on the terms herein contained, and to otherwise comply with the terms of this Agreement.

                  9.2 Exchange. Within seven (7) days of the Effective Date, EPi and EPi Sub will deliver to each of the stockholders of HTD for execution documents for the exchange of their shares of HTD Common Stock for shares of EPi Common Stock to which they are entitled hereunder.

                                    ARTICLE X
                                   Termination
                                   -----------

                  10.1 Right to Terminate. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent duly authorized by the Board of Directors of each of HTD, EPi and EPi Sub;

                  (b) by HTD if there has been a material breach by EPi or EPi Sub of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such repre sentation or warranty will have become untrue in any material respect, such that the conditions set forth in Section
7.1 are incapable of being satisfied on or before August 31, 1998;

                  (c) by EPi or EPi Sub if there has been a material breach by HTD of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty will have become untrue in any material respect, such that the conditions set forth in Section
7.2 are incapable of being satisfied on or before August 31, 1998;

                  (d) by either EPi or EPi Sub or HTD if any decree, permanent injunction, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the Merger will have become final and nonappealable; or

                  (e) by either EPi or EPi Sub or HTD if (i) the schedules, together with the supporting documentation and attachments referred to therein, and exhibits hereto are not agreed upon by the parties within fifteen (15) business days of the date hereof (it being understood and agreed that notwithstanding anything to the contrary contained herein, the schedules and exhibits hereto are not binding or in final form until agreed upon by the parties in writing within such fifteen (15) business days period); or (ii) the Effective Date will not have occurred on or before September 30, 1998, provided, however, that the right to terminate this Agreement under this Section 10.1 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before September 30, 1998.

                  10.2 Remedies. No party will be limited to the termination right granted in Section 10.1 hereof, by reason of the nonfulfillment of any condition precedent to such party's closing obligations or a breach of another party's representations and warranties, but may, in the alternative, elect to do one of the following:

                           (a) Proceed. Proceed to consummate the Merger despite
the nonfulfillment of any condition precedent to its obligation to proceed to Closing, it being understood that consummation of the transactions contemplated herein will not be deemed a waiver of a breach of any representation, warranty or covenant or of any party's rights and remedies with respect thereto.

                           (b) Decline to Proceed. Decline to consummate the
Merger, terminate this Agreement as provided in Section 10.1 hereof, and thereafter seek damages if, and to the extent permitted in Section 10.3 hereof.

                  10.3 Right to Damages. If this Agreement is terminated, no party hereto will have any liability or obligation to the others; provided, however, that each party hereto will remain liable for any breach of any of that party's representations and warranties or the terms of this Agreement, or any willful failure by the party to perform any of its obligations or agreements contained in this Agreement, in which case that party will be liable for all of the other party's out-of-pocket costs and expenses incurred in connection with the negotiations, due diligence reviews, and preparation of this Agreement, and all of the other documents related to this transaction, and those costs and expenses which are incurred by the other party in pursuing such rights and remedies (including, without limitation, reasonable attorneys' fees), provided, however, that neither EPi nor EPi Sub shall be liable for the breach of any representation or warranty if Arup Sen knew or had reason to know that any representation or warranty made by EPi or EPi Sub was incorrect or breached and neither EPi nor EPi Sub shall be liable for any failure to perform any of its obligations or agreements if such failure is due to the act or omission of Arup Sen.

                                 INDEMNIFICATION
                                 ---------------
                                   ARTICLE XI
                                  Miscellaneous
                                  -------------

                  11.1 Survival of Representations and Warranties. The representations and warranties made in this Agreement and in the other documents, schedules and certificates delivered in connection with this Agreement shall terminate on April 30, 1999 or such earlier date as may be agreed upon in writing by Messrs. Saloff and Feldman on behalf of EPi and EPi Sub and Mr. Kneipper on behalf of HTD.

                  11.2 Post-Closing Adjustments. In the event that, on or prior to April 30, 1999, EPi, EPi Sub or HTD incurs any loss, liability, claim, damage, expense (including, without limitation, costs of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, the "Damages") arising, directly or indirectly, from or in connection with any breach of any representation or warranty made by either EPi, EPi Sub or HTD, as the case may be, in this Agreement or in the Exhibits or Schedules to this Agreement or any other certificate or document delivered by EPi, EPi Sub or HTD pursuant to this Agreement (a "Breach") then (a) in the event of a Breach by EPi or EPi Sub, an additional number of shares of EPi Common Stock shall be issued to the holders of HTD Common Stock immediately prior to the Effective Time of the Merger, pro rata to their holdings of HTD Common Stock immediately prior to the Effective Time of the Merger, or to their transferees if such holders have transferred their shares of EPi Common Stock issued to them pursuant to the Merger, if applicable, in an amount equal to the aggregate amount of the Damages arising from such Breach divided by the closing price per share of EPi Common Stock on the NASDAQ on the day immediately prior to the date of this Agreement (the "Closing Price") or (b) in the event of a Breach by HTD, EPi shall immediately cancel and render null and void a number of shares of EPi Common Stock, out of the shares of EPi Common Stock issued to the holders of HTD Common Stock at the Closing pursuant to this Agreement, pro rata to their holdings of HTD Common Stock immediately prior to the Effective Time of the Merger, in an amount equal to the aggregate amount of the Damages arising from such Breach divided by the Closing Price. The shares of EPi Common Stock issued to holders of HTD Common Stock at the Closing pursuant to this Agreement shall be legended with respect to the provisions of this Section 11.2.

                  11.3 Disclosure Schedules. The EPi Disclosure Schedules referred to in Section 5.2 and the HTD Disclosure Schedules referred to in
Section 5.3 of this Agreement as finalized pursuant to Section 10.1(e) of this Agreement reflect information available to each of EPi and HTD as of the date hereof. EPi, EPi Sub and HTD may supplement or amend their respective Disclosure Schedules from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, including, without limitation, by delivering one or more supplements or amendments to correct any matter which would constitute a breach of any representation or warranty contained herein. No such supplement or amended Schedule will be deemed to cure any breach for purposes of
Section 7.1 or Section 7.2, as applicable; however, any such supplement or amendment will be effective to cure and correct for all other purposes any breach of any representation or warranty which would have existed but for such supplement or amendment, and all references to any Disclosure Schedule hereto which is supplemented or amended as provided in this Section 11.3 will, for all purposes, whether or not the Merger occurs, be deemed to be a reference to such Disclosure Schedule as so supplemented or amended.

                  11.4 Fees and Expenses. The parties hereto each represent and warrant to the other that the respective warrantor has not dealt with and is not aware of any dealings with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the other party for arranging these transactions or introducing the parties to each other. Except as set forth in this Section 11.4 and on Schedule 11.4 hereto, all Expenses incurred in connection with this Agreement, and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated. "Expenses" for purposes of this
Section 11.4 shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf.

                  11.5 No Employment Agreements. Neither EPi nor the Surviving Corporation will have any obligation to enter into any employment agreement with any employees of HTD or EPi prior to the Closing or thereafter, except as provided in Article VII hereof.

                  11.6 Notices. All notices required or permitted to be given hereunder will be in writing and will be deemed given when delivered in person, or three business days after being placed in the hands of a courier service (e.g., D.H.L. or Federal Express) prepaid or faxed provided that a confirming copy is delivered forthwith as herein provided, addressed as follows:

                           If to HTD:
                           ----------

                                     Healthtech Development Inc.
                                     9030 Guernsey Lane
                                     Dallas, Texas  75220
                                     Attention:  Richard K. Kneipper
                                     Fax: (214) 953-1846

                           If to EPi:
                           ----------

                                     Electropharmacology, Inc.
                                     2301 N.W. 33rd Court, Suite 102
                                     Pompano Beach, Florida  33069
                                     Attention:  David Saloff
                                     Fax:  (954) 975-4021

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

                  11.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the Merger and will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each appendix, exhibit and schedule to this Agreement will be considered incorporated herein. This Agreement supersedes all prior written or oral agreements between the parties hereto and thereto.

                  11.8 Waivers. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, will not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving party.

                  11.9 Severability. The invalidity of any provision of this Agreement or portion of a provision will not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

                  11.10 Applicable Law. This agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the conflicts of laws principles of such state.

                  11.11 Construction. Each party has participated in the drafting of this Agreement and this document has been reviewed by the respective legal counsel for the parties hereto. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion hereof.

                  11.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, and all such counterparts will constitute but one instrument.

                  11.13 Facsimile Execution. This Agreement may be executed by any party hereto by facsimile, and each such executed counterpart shall be deemed to be validly executed and enforceable against each such party in accordance with its terms.

                  IN WITNESS WHEREOF, the individuals signing below on behalf of EPi and HTD are signing in the capacities indicated below as of the date first above written.

                                       EPi:

                                       ELECTROPHARMACOLOGY, INC., a Delaware
                                       corporation


                                       By:__________________________________
                                          David Saloff
                                          Vice Chairman


                                       EPI SUB INC., a Delaware corporation


                                       By:_________________________________
                                          David Saloff
                                          Vice Chairman


                                       HTD:

                                       HEALTHTECH DEVELOPMENT INC., a Texas
                                       corporation


                                       By:________________________________
                                          Richard K. Kneipper
                                          President and Chief Executive Officer

ARTICLE I.........................................................................................................1
         The Merger...............................................................................................1
         1.1      Merger of EPi Sub and HTD.......................................................................1
         1.2      The Surviving Corporation; Name.................................................................2
         1.3      Effective Time; Effective Date..................................................................2
         1.4      Approval of Merger..............................................................................2

ARTICLE II........................................................................................................2
         Effects of the Merger....................................................................................2
         2.1      Corporate Existence.............................................................................2
         2.2      Certificate of Incorporation and By-laws........................................................2
         2.3      Directors and Officers..........................................................................2
         2.4      Assets and Liabilities..........................................................................3
         2.5      Service of Process..............................................................................4
         2.6      Accounting Records..............................................................................4

ARTICLE III.......................................................................................................4
         Conversion of Securities.................................................................................4
         3.1      Conversion of HTD Common Stock..................................................................4

                  (a)      Conversion of HTD Common Stock.........................................................4
                  (b)      No Conversion of HTD Common Stock Options..............................................5
                  (c)      Unsurrendered HTD Certificates.........................................................5
                  (d)      HTD Dissenters' Rights.................................................................5
         3.2      Fractional Shares...............................................................................6
         3.3      Certificates for EPi Common Stock; Legend.......................................................6
         3.4      Effect on EPi's Capital.........................................................................6
         3.5      Redemption and Conversion of EPi Preferred Stock and Certain EPi Warrants.......................6
                  (a)      EPi Preferred Stock and EPi Warrants Held by Norton Herrick............................6
                  (b)      Certain Other EPi Warrants.............................................................7
                  (c)      Additional EPi Common Stock to Holders of HTD Common Stock.............................7
         3.6      Contingent Issuance of Additional EPi Common Stock..............................................7

ARTICLE IV........................................................................................................8
         Stockholder Approval.....................................................................................8
         4.1      Vote by Stockholders............................................................................8
         4.2      Registration Statement..........................................................................8
                  (a)      Preparation............................................................................8
                  (b)      Amendments.............................................................................9

ARTICLE V.........................................................................................................9
         Representations and Warranties...........................................................................9
         5.1      General.........................................................................................9
         5.2      Representations and Warranties of EPi...........................................................9
                  (a)      Organization...........................................................................9
                  (b)      Power and Authority....................................................................9
                  (c)      Enforceability........................................................................10

                                       48

                  (d)      EPi Common Stock......................................................................10
                  (e)      Conflicts; Consents...................................................................10
                  (f)      Capital Stock.........................................................................10
                  (g)      Qualification.........................................................................10
                  (h)      Assets................................................................................11
                  (i)      Bank Accounts.........................................................................11
                  (j)      Ability to Conduct Business...........................................................11
                  (k)      Real Property; Leases.................................................................11
                  (l)      Contracts.............................................................................11
                  (m)      Insurance.............................................................................12
                  (n)      Intellectual Property.................................................................13
                  (o)      Licenses and Permits..................................................................13
                  (p)      Taxes.................................................................................13
                  (q)      Labor Disputes; Unfair Labor Practices................................................14
                  (r)      Financial Statements of EPi...........................................................14
                  (s)      Books and Records.....................................................................14
                  (t)      Liabilities...........................................................................14
                  (u)      Subsequent Events.....................................................................15
                  (v)      ERISA.................................................................................16
                  (w)      Employees and Consultants.............................................................17
                  (x)      Litigation............................................................................17
                  (y)      Unasserted Claims.....................................................................18
                  (z)      Absence of Judicial Orders............................................................18
                  (aa)     Compliance with Law...................................................................18
                  (bb)     Hazardous Materials...................................................................18
                  (cc)     Accuracy of Documents, Representations and Warranties................................ 18
                  (dd)     Subsidiaries and Stockholder Affiliates...............................................19
                  (ee)     EPi Device Sale.......................................................................19
         5.3      Representations and Warranties of HTD..........................................................19
                  (a)      Organization..........................................................................19
                  (b)      Power and Authority...................................................................19
                  (c)      Enforceability........................................................................20
                  (d)      HTD Common Stock......................................................................20
                  (e)      Conflicts; Consents...................................................................20
                  (f)      Capital Stock.........................................................................20
                  (g)      Subsidiaries and Stockholder Affiliates...............................................21
                  (h)      Qualification.........................................................................21
                  (i)      Assets................................................................................21
                  (j)      Bank Accounts.........................................................................21
                  (k)      Ability to Conduct Business...........................................................22
                  (l)      Real Property; Leases.................................................................22
                  (m)      Contracts.............................................................................22
                  (n)      Insurance.............................................................................23
                  (o)      Intellectual Property.................................................................23
                  (p)      Licenses and Permits..................................................................23
                  (q)      Taxes.................................................................................24
                  (r)      Labor Disputes; Unfair Labor Practices................................................24

                                       49

                  (s)      Financial Statements..................................................................24
                  (t)      Books and Records.....................................................................24
                  (u)      Liabilities...........................................................................24
                  (v)      Subsequent Events.....................................................................25
                  (w)      ERISA.................................................................................26
                  (x)      Employees and Consultants.............................................................26
                  (y)      Litigation............................................................................27
                  (z)      Unasserted Claims.....................................................................27
                  (aa)     Absence of Judicial Orders............................................................27
                  (bb)     Compliance with Law...................................................................27
                  (cc)     Hazardous Materials...................................................................27
                  (dd)     Accuracy of Documents, Representations and Warranties.................................28
                  (ee)     HTD Reorganization....................................................................28

ARTICLE VI.......................................................................................................28
         Conduct Prior to the Closing............................................................................28
         6.1      Conduct by HTD and EPi.........................................................................28
                  (a)      Exclusivity...........................................................................28
                  (b)      Equitable Relief......................................................................29
         6.2      Joint Obligations of HTD and EPi...............................................................29
                  (a)      Access to Records.....................................................................29
                  (b)      Business in Ordinary Course...........................................................29
                  (c)      Consents..............................................................................31
                  (d)      Notice................................................................................31
                  (e)      Performance...........................................................................31
                  (f)      Adoption of Merger Agreement..........................................................31
                  (g)      Confidentiality...................................................................... 31
                  (h)      Severability..........................................................................32
                  (i)      Publicity.............................................................................32
         6.3      Financing......................................................................................32
         6.4      Agreements to Vote.............................................................................32

ARTICLE VII......................................................................................................33
         Conditions Precedent to Closing.........................................................................33
         7.1      Conditions Precedent to HTD's Obligations......................................................33
                  (a)      Representations and Warranties........................................................33
                  (b)      Obligations of EPi and EPi Sub Performed..............................................33
                  (c)      [Intentionally Omitted]...............................................................33
                  (d)      Closing Certificates..................................................................33
                  (e)      Disclosure Schedules..................................................................33
                  (f)      Employment Agreement of Arup Sen......................................................33
                  (g)      No Suit, Proceeding or Investigation..................................................33
                  (h)      Tax Advice............................................................................33
                  (i)      Material Adverse Change...............................................................34
                  (j)      Consents and Approvals................................................................34
                  (k)      Redemption and Conversion of EPi Preferred Stock,
                           Herrick EPi Warrants, and Other EPi Warrants..........................................34

                                       50


                  (l)      HTD Reorganization....................................................................34
                  (m)      EPi Device Sale.......................................................................34
                  (n)      Gemini Merger.........................................................................34
                  (o)      Stockholder Agreement.................................................................34
                  (p)      Dissenting Stockholders...............................................................35
         7.2      Conditions Precedent to Obligations or EPi and EPi Sub.........................................35
                  (a)      Representations and Warranties........................................................35
                  (b)      HTD's Obligations Performed...........................................................35
                  (c)      [Intentionally Omitted]...............................................................35
                  (d)      HTD's Closing Certificate.............................................................35
                  (e)      Disclosure Schedules..................................................................35
                  (f)      Agreements of Affiliates..............................................................35
                  (g)      Dissenting Stockholders...............................................................35
                  (h)      [Intentionally Omitted]...............................................................35
                  (i)      No Suit, Proceeding or Investigation..................................................36
                  (j)      Material Adverse Change...............................................................36
                  (k)      Consents and Approvals................................................................36
                  (l)      Employment Agreement of Arup Sen...................................................   36
                  (m)      Redemption and Conversion of EPi Preferred Stock, Herrick EPi Warrants, and Other
                           EPi Warrants..........................................................................36
                  (n)      HTD Reorganization....................................................................36
                  (o)      EPi Device Sale.......................................................................36
                  (p)      Stockholder Agreement.................................................................36
                  (q)      Non-Compete Agreement.................................................................36

ARTICLE VIII.....................................................................................................37
         Closing  ...............................................................................................37
         8.1      Time and Place of Closing......................................................................37
         8.2      Form of Documents..............................................................................37

ARTICLE IX.......................................................................................................37
         Post Effective Date Obligations.........................................................................37
         9.1      Further Acts...................................................................................37
         9.2      Exchange.......................................................................................37

ARTICLE X........................................................................................................37
         Termination.............................................................................................37
         10.1     Right to Terminate.............................................................................37
         10.2     Remedies.......................................................................................38
                  (a)      Proceed.............................................................................. 38
                  (b)      Decline to Proceed....................................................................38
         10.3     Right to Damages...............................................................................38

ARTICLE XI.......................................................................................................39
         Miscellaneous...........................................................................................39
         11.1     Survival of Representations and Warranties.....................................................39

                                       51

         11.2     Post-Closing Adjustments.......................................................................39
         11.3     Disclosure Schedules...........................................................................39
         11.4     Fees and Expenses..............................................................................40
         11.5     No Employment Agreements.......................................................................40
         11.6     Notices........................................................................................40
         11.7     Entire Agreement...............................................................................40
         11.8     Waivers........................................................................................41
         11.9     Severability...................................................................................41
         11.10    Applicable Law.................................................................................41
         11.11    Construction...................................................................................41
         11.12    Counterparts...................................................................................41
         11.13    Facsimile Execution............................................................................41

                                    Appendix

Appendix A           Stockholders of HTD

                                    Exhibits


Exhibit A            Amended and Restated Certificate of Incorporation of EPi
Exhibit B            Amended and Restated By-laws of the Surviving Corporation
Exhibit C            Form of Stockholder Agreement
Exhibit D            EPi Closing Certificate
Exhibit E            HTD Closing Certificate
Exhibit F            HTD Tax Certificate
Exhibit G            EPi Tax Certificate
Exhibit H            Arup Sen Employment Agreement
Exhibit I            Non-Compete Agreement


                                       52

                             INDEX OF DEFINED TERMS

         Affiliate(s)............................................................................................32
         Agreement................................................................................................1
         Breach..................................................................................................39
         Closing.................................................................................................37
         Closing Date.............................................................................................2
         Closing Price...........................................................................................40
         Code.....................................................................................................1
         Confidential Information................................................................................32
         Conversion Formula.......................................................................................4
         Conversion Ratio.........................................................................................4
         Damages.................................................................................................39
         Dissenters' Rights Law...................................................................................6
         Dissenting Shares........................................................................................6
         Disqualified Person.....................................................................................17
         Effective Date...........................................................................................2
         Effective Time...........................................................................................2
         EPi......................................................................................................1
         EPi 1996 Balance Sheet..................................................................................14
         EPi 1996 P&L............................................................................................14
         EPi 1997 Balance Sheet..................................................................................14
         EPi 1997 P&L............................................................................................14
         EPi Closing Certificate.................................................................................34
         EPi Common Stock.........................................................................................4
         EPi Contract(s).........................................................................................12
         EPi Dissenting Shares....................................................................................4
         EPi Device Sale.........................................................................................10
         EPi Disclosure Schedules................................................................................10
         EPi Employee Benefit Plans..............................................................................17
         EPi Financial Statements................................................................................14
         EPi Foreign Jurisdictions...............................................................................11
         EPi Intellectual Property...............................................................................13
         EPi Licenses............................................................................................13
         EPi Pension Plans.......................................................................................17
         EPi Policies............................................................................................13
         EPi Preferred Stock......................................................................................7
         EPi Related Agreements..................................................................................10
         EPi Sub..................................................................................................1
         EPi Welfare Plans.......................................................................................17
         ERISA...................................................................................................17
         Expenses................................................................................................40
         Fringe Benefits.........................................................................................12
         Hazardous Substances....................................................................................18
         Herrick EPi Warrants.....................................................................................7
         HTD......................................................................................................1
         HTD 1996 Balance Sheet..................................................................................24
         HTD 1996 P&L............................................................................................24

                                       53

         HTD 1997 Balance Sheet..................................................................................24
         HTD 1997 P&L............................................................................................24
         HTD Business.............................................................................................1
         HTD Common Stock.........................................................................................4
         HTD Contract(s).........................................................................................23
         HTD Closing Certificate.................................................................................35
         HTD Common Stock.........................................................................................4
         HTD Disclosure Schedules................................................................................19
         HTD Financial Statements................................................................................24
         HTD Foreign Jurisdictions...............................................................................21
         HTD Intellectual Property...............................................................................23
         HTD Licenses............................................................................................24
         HTD Policies............................................................................................23
         HTD Reorganization......................................................................................19
         1933 Act.................................................................................................6
         Merger...................................................................................................1
         Merger Documents.........................................................................................2
         Other EPi Warrants.......................................................................................7
         PBGC....................................................................................................17
         Prohibited Transaction..................................................................................17
         Registration Statement...................................................................................9
         Release.................................................................................................19
         SEC......................................................................................................9
         Stockholder Affiliates..................................................................................19
         Surviving Corporation....................................................................................2
         Taxes...................................................................................................14
         Unsurrendered Certificates...............................................................................5
         Withdrawal Liability....................................................................................17

                                       54